Exhibit 99.1

ANNALY® Investor Day November 16, 2017

Safe Harbor Notice This presentation, other written or oral communications, and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “should,” “expect,” “anticipate,” “continue,” or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities (“MBS”) and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of our assets; changes in business conditions and the general economy; our ability to grow our commercial business; our ability to grow our residential mortgage credit business; our ability to grow our middle market lending business; credit risks related to our investments in credit risk transfer securities, residential mortgage-backed securities and related residential mortgage credit assets, commercial real estate assets and corporate debt; risks related to investments in mortgage servicing rights (“MSRs”); our ability to consummate any contemplated investment opportunities; changes in government regulations and policy affecting our business; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; and our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. Past performance is no guarantee of future results. There is no guarantee that any investment strategy referenced herein will work under all market conditions. Prior to making any investment decision, you should evaluate your ability to invest for the long-term, especially during periods of downturns in the market. You alone assume the responsibility of evaluating the merits and risks associated with any potential investment or investment strategy referenced herein. To the extent that this material contains reference to any past specific investment recommendations or strategies which were or would have been profitable to any person, it should not be assumed that recommendations made in the future will be profitable or will equal the performance of such past investment recommendations or strategies. Non-GAAP Financial Measures This presentation includes certain non-GAAP financial measures, including core earnings metrics, which are presented both inclusive and exclusive of the premium amortization adjustment (“PAA”). The Company believes its non-GAAP financial measures are useful for management, investors, analysts, and other interested parties in evaluating the Company’s performance but should not be viewed in isolation and are not a substitute for financial measures computed in accordance with U.S generally accepted accounting principles (“GAAP”). In addition, the Company may calculate its non-GAAP metrics, which include core earnings and the PAA, differently than its peers making comparative analysis difficult. Please see the section entitled “Non-GAAP Reconciliations” in the attached Appendix for a reconciliation to the most directly comparable GAAP financial measures. 1

Agenda

Session 1 - Introduction	
Special Guest Speaker	**Tom Brokaw**
CEO Overview	**Kevin Keyes** *Chief Executive Officer and President*

Session 2 – Overview of Annaly Businesses	
Agency	**David Finkelstein** *Chief Investment Officer* **Ilker Ertas** *Head of Residential Mortgage-Backed Securities*
Residential Credit	**David Finkelstein** *Chief Investment Officer* **Michael Fania** *Head of Residential Credit*
Break	
Commercial Real Estate	**Michael Quinn** *Head of Annaly Commercial Real Estate Group, Inc.* **Steve Campbell** *Chief Operating Officer of Annaly Commercial Real Estate Group, Inc.*
Middle Market Lending	**Tim Coffey** *Chief Credit Officer* **Peter Dancy** *Head of Annaly Middle Market Lending LLC*

Session 3 – Capital Allocation and Financial Performance	
Capital Allocation	**Brooke Carillo** *Head of Corporate Development and Strategy* **V.S. Srinivasan** *Managing Director, Agency and Residential Credit*
Financial Performance	**Glenn Votek** *Chief Financial Officer* **Souren Ouzounian** *Deputy Chief Financial Officer and Treasurer*

2

ANNALTY® CEO Overview

CEO Overview 1 The Yield-Less World 2 Three Major Questions Answered 3 Annaly Advantages 4 Performance & Relative Value 5 Annaly’s Opportunity 4

The Yield-Less World ANNALY® Yield in a Yield-Less World 1 Global Central Bank Accommodation 2 Excess Liquidity in System 3 Muted Volatility 4 Declining Yields 5 Valuation Convergence: Risk vs. Low Risk 5

1 Global Central Bank Accommodation Global central bank balance sheets expected to continue to grow $18,000 Central Bank Balance Sheet Growth Since 2010 Projection Bank Growth ($bn) % $16,000 Fed $2,214 99% European Central Bank $2,910 133% $ bn) $14,000 Swiss National Bank $620 316% ( Bank of Japan $3,480 323% heets, Total $9,225 162% S $12,000 Balance $10,000 Bank $8,000 Central $6,000 $4,000 $2,000 $0 2010 2012 2014 2016 2018 Fed European Central Bank Swiss National Bank Bank of Japan Source: Bloomberg market data as of November 8, 2017. Projections were developed by Annaly based on public central bank guidance. 5

2 Excess Liquidity in System Sovereign debt has more than doubled since 2000 $80 $76 $77 $76 $76 Cumulative Growth in Debt $75 $71 Outstanding ($tn) $68 $70 Since 2008 $15 24% $64 tn) $ Since 2000 $49 160% $60 ( $60 $53 Countries, $50 $47 $48 $41 Selected $40 for $36 $31 $32 Debt $30 Outstanding $20 $10 $0 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 U.S. Developed Countries (1) Developing Countries (2) Source: Bank for International Settlements. (1) Developed countries excludes the United States (“U.S.”) and includes France, Germany, Italy, Spain, the United Kingdom (“U.K.”), Japan and Canada. (2) Developing countries includes the Kingdom of Saudi Arabia, the People’s Republic of China (“China”), the Russian Federation (“Russia”), and the Argentine Republic (“Argentina”). 7
Global debt has more than doubled since 2000

3 Muted Volatility A number of factors continue to drive volatility lower Large Central Bank Balance Sheets Improved Central Bank Transparency Passive Programmatic Investing Mature Demographics and Global Economies 130 40 120 35 (bps) , 110 Volatility 30 n 100 VIX Swaptio 25 90 Index Implied 20 3Mx10Y 80 15 70 60 10 2010 2011 2012 2013 2014 2015 2016 2017 3Mx10Y Implied Swaption Volatility 30D Moving Avg (lhs) VIX Index 30D Moving Avg (rhs) Source: Bloomberg market data as of November 8, 2017. 8

4 Declining Yields Amidst the backdrop of historic debt growth, global yields have fallen to the lowest levels ever(1) 35% 2.2% 2.3% 2.0% (%) 30% 29% 2.0% 25% 1.7% 1.8% Weighted Universe, 23% of 1.6% 20% 1.5% Average Share as 1.2% 15% 1.3% Bonds 13% Sovereign 1.1% 10% 1.0% Bond Yielding 10% 1.1% 1.0% 1.0% Yield, (%) Negative 5% 0.8% 1% 0% 1% 0% 0% 0% 0.5% 2009 2010 2011 2012 2013 2014 2015 2016 2017 Negative Yielding Bonds as Share of Universe (lhs) Weighted Average Yield Level (rhs) Source: Bloomberg market data as of November 8, 2017. (1) Global yields represents the Bloomberg Global Developed Sovereign Bond Index (“BGSV Index”). 9

5 Valuation Convergence: Risk vs. Low Risk
The incremental return for investing in higher risk assets has significantly fallen over the last five years
650Change Since 2012 S&P 500 High Yield% Change (59%) (44%) bps Change (315 bps) (198 bps)550450 (bps) Spread, 3502501502012 2013 2014 2015 2016 2017S&P 500 Earnings Yield—10-Yr Treasury Yield High Yield Spread—Investment Grade Spread
Source: Bloomberg market data as of November 8, 2017.
10

CEO Overview
1 The Yield-Less World
2 Three Major Questions Answered
3 Annaly Advantages
4 Performance & Relative Value
5 Annaly’s Opportunity
11

Three Major Questions Answered
Against the current macroeconomic backdrop, there are three questions consistently raised by nearly all of our investors

How Will Annaly Be Impacted By Central Bank Policy?

What Happens In A Rising Rate Environment?

How Stable And Resilient Is The Annaly Model Over Time?

1 Increased Visibility of Central Bank Policy
Annaly has outperformed as market “paranoia” eases around central bank policy
1.2% 60%50%1.0%40% (%) 0.8% Rate, 30% Cumulative0.6% 20% Total Target of    10%0.4% Return, Point (%) Mid 0%0.2%-10%0.0% -20% Dec-‘15 Mar-‘16 Jun-‘16 Sep-‘16 Dec-‘16 Mar-‘17 Jun-‘17 Sep-‘17 Fed Funds Rate (lhs) Annaly (rhs) S&P 500 (rhs)
1st Hike 2nd Hike 3rd Hike 4th Hike Total Hiking Cycle
Dates 12/16/15—12/13/16 12/14/16—3/14/17 3/15/17 – 6/13/17 6/14/17 – Current 12/16/15 – Current
Fed Funds Rate 0.25—0.50% 0.50—0.75% 0.75—1.00% 1.00—1.25% 0.25 – 1.25% Annaly Total Return 22% 10% 14% -3% 51% S&P 500 Total Return 12% 6% 3% 7% 30%
Source: Bloomberg market data as of November 8, 2017.

2 Yield Performance in Rising Rate Environments
Across rising interest rate regimes(1), high dividend stocks(2) have delivered double digit returns, outperforming the broader market
High Dividend Portfolio High Dividend Portfolio—# Months in Range Rate Increases per Month Total Return S&P 500 Total Return S&P 500 Average 29 12 bps 12.6% 11.8% 0.8%900 70811# 800 59 60of57 Months Yield 500 50 47 During Treasury 400 371 40 Yr—36 318 Rising 10 in 300 30 263 247 241 Interest 194 Increase 200 178 17 19 20 Rate Bps 14 143 133 14 13100 10 Regine11 (1)0 0 July’65—Oct’71—Jan’77—May’83—Dec’86—Oct’93—Jan’99—Jun’03—Dec’08—Jul’12 -May’70 Aug’75 Sep’81 Jun’84 Oct’87 Nov’94 Jan’00 May’06 Apr’10 Jan’14 Rise in bps (lhs) # Months (rhs)
Source: GlobalX High Dividend Stocks Analysis.
(1) “Rising Interest Rate Regimes” defined as periods since 1960 in which the yield of 10-Yr U.S. Treasuries increased by more than 100 bps over a period of 10 months or less. (2) “High Dividend Stocks” defined as the highest decile of U.S. dividend yielding stocks from the S&P 500.

2 Impact of Rising Rates Muted by Relative Value Demand The attractiveness of U.S. fixed income relative to the global environment should contain sustained higher yields U.S. Yields at Largest Premium vs. G6 Yields(1) U.S. = $15.4tn of Debt at ~6x International Yield(2) 200 U.S. International Debt Outstanding: $15.4tn Debt Outstanding: $16.5tn WA Yield: 2.3% WA Yield: 0.4% 150 tn) $10 $ ( 2.0% (bps) 100 country, $8 by 0.1% 50 0.5% Spreads, debt $6 G6 2.8% - . . S 0 U Outstanding $4 -50 $2 1.2% -100 $0 Nov-’12 Nov-’13 Nov-’14 Nov-’15 Nov-’16 Nov-’17 U.S. Agency Eurozone U.K. Japan 10 Yr 2 Yr Treasuries MBS Source: Bloomberg market data as of November 8, 2017. (1) G6 represents Canada, France, Germany, Italy, Japan, and the U.K. (2) Outstanding debt figures derived based on Bloomberg Sovereign Bond Indices for particular jurisdictions, multiplied by current U.S. Dollar exchange rates. Yields are sourced from Bloomberg and 14 average yields are weighted by market value.

3 Annaly Has Outperformed in Periods of Heightened Volatility
Financial Crisis
90 40%
80
20%
70
60 0%
50 -20% Cumulative
40 -40% Total Index    VIX 30 -60% Return,
20 (%) -80% 10
0 -100% Dec-‘07 Mar-‘08 Jun-‘08 Sep-‘08 Dec-‘08 Mar-‘09 Jun-‘09 VIX Annaly mREITS MLPs Utilities Asset Managers Banks S&P 500
NLY Performance vs. mREITS vs. MLPs vs. Utilities vs. Asset Manager vs. Banks vs. S&P 500
Note: Percentages in table denote Annaly’s total return performance vs. respective peer groups during respective time periods.
Source: Bloomberg market data as of November 8, 2017. mREITs represent the Bloomberg Mortgage REIT Index (“BBREMTG Index”). MLPs represent the Alerian MLP Index. Utilities represent the Russell 3000 Utilities Index. Asset Managers represent the S&P 500 Asset Management and Custody Bank Index. Banks represent the KBW Bank Index.

3 Annaly Has Outperformed in Periods of Heightened Volatility
U.S. Credit Rating Downgrade
60 10%
5% 50 0%
40 -5% Cumulative -10% 30 -15% Total Index    VIX 20 -20% Return, -25%
10 (%) -30%
0 -35% 7/1/2011 7/27/2011 8/22/2011 9/17/2011 10/13/2011 11/8/2011 12/4/2011 12/30/2011
VIX Annaly mREITS MLPs Utilities Asset Managers Banks S&P 500
Financial Crisis U.S. Credit Downgrade NLY Performance Dec’07—May’09 Jul’11—Dec’11 vs. mREITS 39% 2% vs. MLPs 13% -14% vs. Utilities 32% -8% vs. Asset Managers 43% 10% vs. Banks 59% 13% vs. S&P 500 34% -1%
Note: Percentages in table denote Annaly’s total return performance vs. respective peer groups during respective time periods.
Source: Bloomberg market data as of November 8, 2017. mREITs represent the BBREMTG Index. MLPs represent the Alerian MLP Index. Utilities represent the Russell 3000 Utilities Index. Asset Managers represent the S&P 500 Asset Management and Custody Bank Index. Banks represent the KBW Bank Index.

3 Annaly Has Outperformed in Periods of Heightened Volatility China Stock Market Turbulence 45 10% 40 5% 35 0% 30 -5% Cumulative 25 -10% 20 -15% Total Index    VIX 15 -20% Return, 10 -25% (%) 5 -30% 0 -35% 6/1/2015 6/21/2015 7/11/2015 7/31/2015 8/20/2015 9/9/2015 9/29/2015 VIX Annaly mREITS MLPs Utilities Asset Managers Banks S&P 500 Financial Crisis U.S. Credit Downgrade China Stock Market Turbulence NLY Performance Dec’07—May’09 Jul’11—Dec’11 Jun’15—Sep’15 vs. mREITS 39% 2% 12% vs. MLPs 13% -14% 27% vs. Utilities 32% -8% 8% vs. Asset Managers 43% 10% 17% vs. Banks 59% 13% 8% vs. S&P 500 34% -1% 10% Note: Percentages in table denote Annaly’s total return performance vs. respective peer groups during respective time periods. Source: Bloomberg market data as of November 8, 2017. mREITs represent the BBREMTG Index. MLPs represent the Alerian MLP Index. Utilities represent the Russell 3000 Utilities Index. Asset Managers represent the S&P 500 Asset Management and Custody Bank Index. Banks represent the KBW Bank Index. 18

3 Annaly Has Outperformed in Periods of Heightened Volatility Oil Falls to $26 / Credit Selloff 30 20% 15% 25 10% 5% 200% Cumulative15 -5% Total Index -10% VIX 10 -15% Return, -20% 5 (%) -25% 0 -30% Jan-‘16 Feb-‘16 Mar-‘16 Apr-‘16 VIX Annaly mREITS MLPs Utilities Asset Managers Banks S&P 500 Financial Crisis U.S. Credit Downgrade China Stock Market Turbulence Oil Falls to $26 / Credit Selloff NLY Performance Dec’07—May’09 Jul’11—Dec’11 Jun’15—Sep’15 Jan’16—Mar’16 vs. mREITS 39% 2% 12% 10% vs. MLPs 13% -14% 27% 20% vs. Utilities 32% -8% 8% -2% vs. Asset Managers 43% 10% 17% 18% vs. Banks 59% 13% 8% 24% vs. S&P 500 34% -1% 10% 12% Note: Percentages in table denote Annaly’s total return performance vs. respective peer groups during respective time periods. Source: Bloomberg market data as of November 8, 2017. mREITs represent the BBREMTG Index. MLPs represent the Alerian MLP Index. Utilities represent the Russell 3000 Utilities Index. Asset Managers represent the S&P 500 Asset Management and Custody Bank Index. Banks represent the KBW Bank Index. 19

3 Annaly Has Outperformed in Periods of Heightened Volatility
Brexit
30 10%5%200% Cumulative Total Index -5%VIX 10 Return, -10% (%) 0 -15% 6/1/2016 6/8/2016 6/15/2016 6/22/2016 6/29/2016 VIX Annaly mREITS MLPs Utilities Asset Managers BanksS&P 500
Financial Crisis U.S. Credit Downgrade China Stock Market Turbulence Oil Falls to $26 / Credit Selloff Brexit NLY Performance Dec’07—May’09 Jul’11—Dec’11 Jun’15—Sep’15 Jan’16—Mar’16 Jun’16 vs. mREITS 39% 2% 12% 10% 3% vs. MLPs 13% -14% 27% 20% 3% vs. Utilities 32% -8% 8% -2% -3% vs. Asset Managers 43% 10% 17% 18% 16% vs. Banks 59% 13% 8% 24% 15% vs. S&P 500 34% -1% 10% 12% 5%
Note: Percentages in table denote Annaly’s total return performance vs. respective peer groups during respective time periods.
Source: Bloomberg market data as of November 8, 2017. mREITs represent the BBREMTG Index. MLPs represent the Alerian MLP Index. Utilities represent the Russell 3000 Utilities Index. Asset Managers represent the S&P 500 Asset Management and Custody Bank Index. Banks represent the KBW Bank Index.

CEO Overview
1 The Yield-Less World
2 Three Major Questions Answered
3 Annaly Advantages
4 Performance & Relative Value
5 Annaly’s Opportunity

Annaly Advantages

Best in class management and stability have led to a 72% cumulative total return since 2014, outperforming yield sectors by at least 15%[(1)]

Size & Liquidity	***19x*** the size of the median mREIT[(2)] market cap and over ***$9 billion*** unencumbered assets[(3)]
Diversification	Current number of available investment options is ***12x higher*** than it was at Annaly's inception, and more than double the number in 2014
Operating Efficiency	***65%*** lower operating expense as a % of assets and ***51%*** lower operating expense as a % equity[(4)]
Shared Capital	***4 fully scaled*** businesses operating in both cyclical and countercyclical markets = better ***book value protection and earnings stability***
Intellectual Capital	***125+ new hires*** since 2014, including members of senior management

(1) Market data as of November 8, 2017. Yield Sectors include mREITs represented by BBREMTG Index, Utilities represented by the Russell 3000 Utilities Index, MLPs represented by the Alerian MLP Index, Asset Managers represented by the S&P 500 Asset Management and Custody Bank Index, and Banks represented by the KBW Bank Index.

(2) BBREMTG Index as of November 8, 2017.

(3) Company filings as of September 30, 2017. "Unencumbered assets" are representative of Annaly's excess liquidity and are defined as assets that have not been pledged or securitized (including cash and cash equivalents, Agency MBS, CRT, Non-Agency MBS, Residential mortgage loans, MSRs, CRE debt investments, CRE debt and preferred equity held for investment and corporate debt).

(4) Represents Annaly's average operating expense as a percentage of average assets and average equity compared to the BBREMTG Index from 2012 to Q3 2017 annualized. Analysis includes companies in BBREMTG Index with market capitalization above $200mm as of December 31 of each respective year and as of September 30, 2017 for 2017. Operating expense is defined as: (i) for internally-managed peers, the sum of compensation and benefits, general and administrative expenses ("G&A") and other operating expenses, and (ii) for externally-managed peers, the sum of net management fees, compensation and benefits (if any), G&A and other operating expenses.

21

Annaly Advantages | Size

Since Annaly announced the acquisition of Hatteras Financial Corp. ("Hatteras"), the number of mREITs has fallen by 15% and the industry market cap has grown by nearly $12.4bn


$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
-
Market Cap ($mm)
✓ Growth
Since the Hatteras acquisition announcement, Annaly's market capitalization **increased by over $3.5bn**
✓ Consolidation
During the same time period, the total number of mREITs in the industry **decreased to 34 from 40**
✓ Size
Annaly's market capitalization is **greater than the sum of the 24** smallest mREITs combined
NLY AGNC STWD NRZ TWO MFA CIM BXMT NRF CLNY IVR HTS CYS ARI RWT CMO PMT ARR STAR MTGE NYMT ANH AMTG WMC MITT RSO ABR ACRE DX RAS ORC AJX IMH ORM SLD EARN CHMI OAKS LOAN BMNM ORGN VRTB SACH
Annaly
Agency
Hybrid
Commercial
Removed
Added

Source: Market data per Bloomberg as of November 8, 2017.
Note: Compares companies in the BBREMTG Index as of November 8, 2017 to the same list of companies as of April 8, 2016 (the last trading day prior to the announcement of the acquisition of Hatteras Financial Corp.). No outline denotes either a reduction in market cap or no change to market cap from April 8, 2016 to November 8, 2017. Removed companies includes companies that have been acquired and those that have been removed from the index. Companies that have been added to the BBREMTG Index from April 8, 2016 to November 8, 2017 include AJX, OAKS, LOAN and SACH.

22

Annaly Advantages | Liquidity
Annaly’s superior liquidity position provides it with unique competitive advantages
Unencumbered Assets ($bn)(1)
$12.0
$9.7
$10.0
$8.0
$6.0
$4.0 $2.9
$2.7 $2.5
$2.0 $1.0
$0.5 $0.7 $0.7 $0.7 $0.4 $0.7
$0.3 $0.1 $0.2 $0.2 $0.2
$0.0
A B C D E A B C D E A B C D E Agency mREITs Hybrid mREITs Commercial mREITs
Repo
FHLB Broker-Dealer
Credit Facilities Securitization A-Notes Convertible Notes Preferred Equity
Source: Bloomberg, SNL Financial, and Company filings as of September 30, 2017.
Note: Peers reflect top 5 mREITs by market cap in their respective sector within the BBREMTG Index, excluding Annaly. (1) Reflects unencumbered assets or similarly reported liquidity position.

Annaly Advantages| Diversification Through Internal Growth Annaly has increased the number of available investment options by 12x since inception 40 36 35 ons 30 29 Opti 26 Investment 25 20 Available 16 of 15 13 Number 10 8 7 6 5 5 4 3 0 1997 2006 2009 2010 2011 2012 2013 2014 2015 2016 2017 Residential Total Number of Investment Alternatives Agency Commercial Real Estate MML Credit Source: Company filings as of September 30, 2017. 24

Annaly Advantages | Diversification Through Scalable Partnerships Annaly’s expertise across investment platforms has enabled the Company to establish additive, long-term relationships with dedicated third party strategic partners Agency / MSR Joint Venture with Premier Sovereign Wealth Fund Residential Credit Commercial Real Estate Various Well-Known Money Center Banks and Loan Aggregators Partnerships Double Bottom Line Investing Middle Market Lending Large, Diversified M&A Advisor & Debt Placement Agent Source: Company filings. 25

Annaly Advantages | Operating Efficiency

Annaly currently benefits from diversification, operating 25% more efficiently than a peer composite[2] and at significantly lower costs than smaller, mono-line models



60%
50%
40%
30%
20%
10%
0%
Operating Expenses / Adjusted Earnings, (%)(1)(2)
Annaly Dedicated Equity Allocation
Agency 77%
Resi Credit 10%
Commercial Real Estate 8%
MML 5%
Annaly operates 25% more efficiently than a peer composite with a similarly weighted profile(2)
16.1%
21.3%
16.7%
27.3%
38.8%
51.9%
Annaly
Peer Composite Based on Dedicated Equity(3)
Select Agency Peers(4)
Select Residential Credit Peers(4)
Select Commercial Peers(4)
Select MML Peers(4)

Source: Company filings for the year to date period ended September 30, 2017. Operating expense is defined as: (i) for internally-managed peers, the sum of compensation and benefits, general and administrative expenses ("G&A") and other operating expenses, and (ii) for externally-managed peers, the sum of net management fees, compensation and benefits (if any), G&A and other operating expenses.

(1) "Adjusted Earnings" represents "Core" or similarly adjusted EPS (excluding PAA) for Annaly and all mREITs.
(2) "Core Earnings" represents a non-GAAP financial measure and is shown excluding PAA; see Appendix.
(3) Peer Composite based on dedicated equity is calculated by weighting Annaly's dedicated equity of each business to the corresponding peer group average's operating expenses divided by total equity.
(4) See Endnote 2 in Appendix for list of Select Peers within each business.

26

Annaly Advantages | Shared Capital

ANNALY®

Agency	Residential Credit	Commercial Real Estate	Middle Market Lending
Assets[1] | Capital[2]			
$107.3bn | $11.3bn	*$2.7bn | $1.4bn*	*$2.0bn | $1.1bn*	*$0.9bn | $0.7bn*
Sector Rank[3]			
#1/6	*#6/18*	*#4/12*	*#14/41*
The Annaly Agency Group invests in Agency MBS collateralized by residential mortgages which are guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae	The Annaly Residential Credit Group invests in non-Agency residential mortgage assets within securitized product and whole loan markets	The Annaly Commercial Real Estate Group ("ACREG") originates and invests in commercial mortgage loans, securities, and other commercial real estate ("CRE") debt and equity investments	The Annaly Middle Market Lending Group ("AMML") provides financing to private equity backed middle market businesses across the capital structure
Strategy			
Countercyclical/Defensive	*Cyclical/Growth*	*Cyclical/Growth*	*Countercyclical/Defensive*
Levered Returns[4]			
9% - 11%	*9% - 11%*	*8% - 10%*	*9% - 11%*

Source: Company filings as of September 30, 2017. Bloomberg market data as of November 8, 2017.

(1) Agency assets include to be announced ("TBA") purchase contracts (market value) and MSRs. ACREG assets are exclusive of consolidated variable interest entities ("VIEs") associated with B-Piece commercial MBS.
(2) Dedicated capital includes TBA purchase contracts, excludes non-portfolio related activity and varies from total stockholders' equity.
(3) Sector rank compares Annaly dedicated capital in each of its four investment groups as of September 30, 2017 (adjusted for P/B as of November 8, 2017) to the market capitalization of the companies in each respective comparative sector as of November 8, 2017. Comparative sectors used for Agency, Residential Credit and Commercial Real Estate are their respective sectors within the BBREMTG Index. The comparative sectors used for the Middle Market Lending ranking is the S&P BDC Index.
(4) Levered return assumptions are for illustrative purposes only and attempt to represent current market asset returns and financing terms for prospective investments of the same, or a substantially similar, nature in each respective business.

27

Annaly Advantages | Shared Capital = Book Value Protection
As a result of its diversification strategy, Annaly has continued to deliver a stable book value
Book Value Stability since Q4 2013(1)
0%
(4%)
(5%)
(6%)
(8%)
(10%)
(12%)
(14%)
(16%)
Annaly Agency Hybrid Commercial mREITs mREITs mREITS
Source: Bloomberg and Company filings. Includes all companies in the respective Agency, Hybrid, and Commercial sectors of the BBREMTG Index as of November 8, 2017. (1) Book Value Stability measures the change in book value from Q4 2013 to Q3 2017.

Annaly Advantages | Shared Capital = Stability

Despite heightened market volatility, Annaly has continued to offer stable Core Earnings(1) over the past three years, particularly when compared to other yield strategies



3 Yr Variability of Adjusted Earnings(1)(2)
Annaly
Equity REITs
Banks
Agency mREITs
Utilities
Hybrid mREITs
Commercial mREITs
MLPs
0%
50%
100%
150%
200%
250%
300%
350%
17%
0
23%
122
29%
4
95%
17
113%
69
163%
27
278%
7
298%
28
Least Volatile
Most Volatile
Total Number of Dividend Cuts

Source: Bloomberg, Company filings, SNL Financial.
Note: Equity REITs represent the FTSE NAREIT All Equity REITs Index. Banks represent the KBW Bank Index. mREITs include all companies in the respective Agency, Hybrid, and Commercial sectors of the BBREMTG Index as of November 8, 2017. Utilities represent the Russell 3000 Utilities Index. MLPs represent the Alerian MLP Index.
(1) "Core Earnings" represents a non-GAAP financial measure and is shown excluding PAA; see Appendix.
(2) Variability calculated as the percentage range between the highest and lowest quarterly "Adjusted Earnings" figures for each company from Q3 2014 to Q3 2017. Annaly and all mREITs utilize "Core" or similarly adjusted EPS (excluding PAA); Banks and Financials utilize adjusted net income; Equity REITs, Utilities and MLPs utilize EBITDA.

29

Annaly Advantages | Intellectual Capital The intellectual capital created through the investment in Annaly’s business platforms has attracted top professionals and delivered best-in-class performance to shareholders Investment In Our People Investment By Our People 125+ $15 million New hires since 2014 including members of CEO voluntarily increased stock ownership Senior Management requirement 10 99% Internal development programs established, of Annaly shares owned by employees purchased with 100% employee participation in the open market 96% 97% of Annaly employees feel the Company is of employees subject to Stock Ownership committed to exceeding shareholder expectations Guideline own Annaly shares which compares to 88% for Financial Services(1) 2 0 New Independent Directors named to Annaly’s shares of Annaly stock sold by Senior Board of Directors(2) Management Source: Internal employee survey and Perceptyx. (1) Financial Services represents a cross section of global and domestic banks, credit-card companies, insurance companies, accountancy companies, consumer-finance companies, stock brokerages, and investment funds provided by Perceptyx. 30 (2) Appointments effective January 1, 2018.

Management Ownership Culture Promotes Alignment with Shareholder Interests Our executives have purchased over $24mm of NLY stock in the open market since 2011(1) Filing Date Holder Position Amount Purchased 11/7/2017 Kevin G. Keyes CEO and President; Director $3,336,000 8/7/2015 Kevin G. Keyes CEO and President; Director $3,024,000 8/21/2013 Wellington J. Denahan Executive Chairman; Chairman of Board $1,992,725 5/13/2015 Wellington J. Denahan Executive Chairman; Chairman of Board $1,990,089 5/9/2016 R. Nicholas Singh Former Chief Legal Officer(2) $1,471,260 8/11/2014 R. Nicholas Singh Former Chief Legal Officer(2) $1,407,105 11/15/2012 Kevin G. Keyes CEO and President; Director $1,390,000 9/1/2017 David L. Finkelstein Chief Investment Officer $1,249,000 11/12/2013 Kevin G. Keyes CEO and President; Director $1,043,000 8/24/2015 Wellington J. Denahan Executive Chairman; Chairman of Board $1,033,000 11/4/2016 David L. Finkelstein Chief Investment Officer $1,030,000 8/14/2014 Wellington J. Denahan Executive Chairman; Chairman of Board $1,000,362 11/12/2013 Wellington J. Denahan Executive Chairman; Chairman of Board $993,240 8/9/2011 Kevin G. Keyes CEO and President; Director $856,500 5/19/2016 David L. Finkelstein Chief Investment Officer $547,707 2/17/2017 Anthony C. Green Chief Legal Officer(2) $505,196 3/2/2015 David L. Finkelstein Chief Investment Officer $424,000 11/9/2016 Timothy P. Coffey Chief Credit Officer $304,500 3/20/2015 Glenn A. Votek Chief Financial Officer $266,250 8/18/2015 Glenn A. Votek Chief Financial Officer $259,000 8/5/2016 Anthony C. Green Chief Legal Officer(2) $210,425 Total $24,333,358 Source: SNL Financial and Company Form 4 filings with the SEC as of November 8, 2017. Note: Includes open market purchases of securities only. Excludes purchases tied to options or awards granted, dividend reinvestments and purchases under 15,000 shares. (1) In instances where multiple transactions are disclosed in a single filing, share purchases are combined and amount purchased is calculated based on the weighted average price per share. (2) Anthony C. Green was appointed Chief Legal Officer upon the retirement of R. Nicholas Singh, effective March 1, 2017. 32

CEO Overview 1 The Yield-Less World 2 Three Major Questions Answered 3 Annaly Advantages 4 Performance & Relative Value 5 Annaly’s Opportunity 33

Returns and Outperformance Annaly’s current investment team has outperformed other yield options since the end of 2013 Cumulative Current Price 90.0% Total Cumulative Return to Current Book Ratio Price Annaly Total 72. Return 4% to Book 0.95x Ratio Annaly Banks 72 54.4 6% 0 1.95 34x 75.0% 52.0% Banks S&P 4 6 1 3.34 20x mREITs 51.3% 0.99x 72.4% 60.0% Utilities 43.1% 2.17x 54.6% Asset Managers 35.5% 2.09x 52.0% 45.0% MLPs (23.6%) 1.66x MLPs (23.6%) 1.66x 43.1% (%) 35.5% 30.0% Return, 15.0% Total – (15.0%) (23.6%) (30.0%) (45.0%) (60.0%) Dec-13 Oct-14 Jul-15 Apr-16 Jan-17 Oct-17 Annaly Banks S&P Utilities Asset Managers MLPs Source: Bloomberg. Utilities represent the Russell 3000 Utilities Index. MLPs represent the Alerian MLP Index. Asset Managers represent the S&P 500 Asset Management and Custody Bank Index. Banks represent the KBW Bank Index. Note: Market data from December 31, 2013 to November 8, 2017. 34

Attractive Valuation Annaly’s valuation remains favorable to other yield manufacturers Annaly offers higher yield at a lower valuation 4.0x 3.5x S&P 500 3.0x Equity 2.5x REITs Ratio Asset Utilities P/B 2.0x Managers MLPs 1.5x Banks 1.0x Annaly 0.5x 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% Dividend Yield Favorable Valuation Based Favorable Valuation Based Bubble size indicates relative size on Price to Book Ratio on Dividend Yield of institutional ownership % Source: Bloomberg market data as of November, 8 2017 and Ipreo shareholder data as of most recent filings. Utilities represent the Russell 3000 Utilities Index. MLPs represent the Alerian MLP Index. Asset Managers represent the S&P 500 Asset Management and Custody Bank Index. Banks represent the KBW Bank Index. Equity REITs Represent the FTSE NAREIT All Equity REITs Index. 34

Low Beta Annaly is more stable than other yield oriented industries 1.50 (1) 2014 since 1.00 500 S&P the to 1.18 1.25 Relative 0.50 1.00 1.03 Beta 0.66 0.70 0.46 0.00 Annaly Utilities Equity REITs S&P 500 MLPs Banks Asset Managers Least Most Volatile Volatile Source: Bloomberg market data as of November 8, 2017. Equity REITs represent the FTSE NAREIT All Equity REITs Index. Utilities represent the Russell 3000 Utilities Index. MLPs represent the Alerian MLP Index. Asset Managers represent the S&P 500 Asset Management and Custody Bank Index. Banks represent the KBW Bank Index. (1) Beta refers to Bloomberg’s ‘Overridable Adjusted Beta’ which estimates the degree to which a stock’s price will fluctuate based on a given movement in the representative market index, calculated from January 1, 2014 through November 8, 2017. S&P 500 is used as the relative index for the calculation. 36

Risk-Adjusted Returns Stability, low beta, and strong performance have resulted in superior risk-adjusted returns Performance vs. Standard Deviation of Returns Performance vs. Beta Sharpe Ratio(1) Treynor Measure(2) 1.00 30.0 25.0 0.80 20.0 0.60 15.0 0.88 28.4 0.40 0.76 0.74 0.63 10.0 0.20 0.49 14.8 0.31 11.4 5.0 9.6 8.2 0.00 4.8 0.0 -0.34 -0.20 -8.7 -5.0 -0.40 -10.0 -0.60 -15.0 Annaly S&P 500 Equity Utilities Banks Asset MLPs Annaly S&P 500 Equity Utilities Banks Asset MLPs REITs Managers REITs Managers Source: Bloomberg. Equity REITs represent the FTSE NAREIT All Equity REITs Index. Utilities represent the Russell 3000 Utilities Index. MLPs represent the Alerian MLP Index. Asset Managers represent the S&P 500 Asset Management and Custody Bank Index. Banks represent the KBW Bank Index. (1) Sharpe Ratio defined as the annualized total shareholder return from January 1, 2014 through November 8, 2017, minus the average yield on the 10-yr Treasury over the respective period, divided by the annualized standard deviation of day to day total returns over the respective period. (2) Treynor Measure defined as the annualized total shareholder return from January 1, 2014 through November 8, 2017, minus the average yield on the 10-yr Treasury over the respective period, divided by the beta over the respective period. 37

Relative Value Comparison Highlights Valuation Discount Annaly trades at a relative discount to other yield producing sectors despite outperforming across operating and performance metrics Equity Asset Annaly S&P 500 MLPs Utilities Banks REITs Managers Price to Book 0.95x 2.62x 3.20x 2.09x 1.66x 2.17x 1.34x n t io iples ua Price to Earnings(1) 10.4x 17.2x 21.9x 16.8x 20.3x 17.1x 15.1x Val Mult Dividend Yield 10.6% 3.8% 1.9% 2.0% 7.9% 3.9% 2.0% s k Operating Margin(2) 57% 25% 13% 29% 12% 16% 30% Ri ing & at (3) r pe ncy Leverage 6.9x 2.3x 3.3x 7.3x 3.8x 3.8x 8.7x ie O c Effi Beta(4) 0.5 1.1 1.0 1.5 1.3 0.9 1.3 ue ROE 10.5% 4.5% 16.9% 15.6% 13.8% 9.6% 9.4% a l V prise Added Cost of Equity(5) 5.9% 10.0% 9.7% 12.3% 11.3% 8.6% 11.5% Enter EVA Spread(6) 4.5% (5.5%) 7.1% 3.3% 2.6% 1.1% (2.1%) Potential Upside to Full Valuation / Valuation / More Efficient Less Efficient Source: Bloomberg, Company Financials. Operating Margin and ROE figures based on trailing 12 month financials as of Q3 2017. Market data as of November 8, 2017. Note: Equity REITs represent the FTSE NAREIT All Equity REITs Index. Asset Managers represent the S&P 500 Asset Management and Custody Bank Index. MLPs represent the Alerian MLP Index. Utilities represent the Russell 3000 Utilities Index. Banks represent the KBW Bank Index. (1) Price to Earnings refers to Price to Funds From Operation (“FFO”) for equity REITs. (2) Annaly Operating margin defined as (trailing 12 month net interest income – trailing 12 month operating expense) / trailing 12 month interest income. Bloomberg OPER_MARGIN field used for indices. (3) Annaly Leverage is defined as Q3 2017 Economic Leverage. Bloomberg FNCL_LVRG field minus 1, making it a measure of debt to equity, used for indices. Companies with >50x leverage excluded. Financial data as of Q3 2017. (4) Beta refers to Bloomberg’s ‘Overridable Adjusted Beta’ which estimates the degree to which a stock’s price will fluctuate based on a given movement in the representative market index and is calculated over a 2 year period as of November 8, 2017. SPX Index is used as the relative index for the beta calculation. (5) Cost of Equity refers to the Bloomberg WACC_COST_EQUITY field which derives the cost of equity based on the Capital Asset Pricing Model methodology. (6) EVA Spread Calculated as the ROE minus the Cost of Equity. 38

CEO Overview 1 The Yield-Less World 2 Three Major Questions Answered 3 Annaly Advantages 4 Performance & Relative Value 5 Annaly’s Opportunity 39

Annaly's Opportunity

Market Environment
Contained Growth/Gradual Removal of Central Bank Influence/Benign Inflation
Fed $ Policy: Price = Interest Rates Supply = Balance Sheet
GSE Risk Sharing
Banks Outsourcing Credit
Private Equity Needs New Partners
Market Valuations at or above All Time Highs/Stable Yield in High Demand

Annaly	vs.	mREIT Industry Trends[1]
Broad and Diversified Platform	vs.	Higher Risk "Monoline" Strategy
Protecting Book Value	vs.	Losing Book Value
Stable Dividends	vs.	Cutting Dividends
Strong Liquidity/Multiple Financing Sources	vs.	Less Liquid/Single Source Financing
Management Buying Stock	vs.	Management Selling Stock

(1) mREITs represent the BBREMTG Index. Trends reflect observable market trends since 2014, if applicable.

39

Uniquely Positioned for the Future The Annaly Advantages Size / Liquidity Stability Diversification Operating Efficiency Beta Shared Capital Performance Intellectual Capital The Annaly Advantages differentiate the Company from its peers and the broader market 40

Annaly’s Outlook | 20/20 Vision Annaly Q3 2017(1) 2020(2) Size $14bn Significant Growth through Organic & External Opportunities Diversification Up to 25% Credit Increase Allocation to Credit Leverage 6x - 7x Decrease Leverage Return 10% Grow Returns Ownership ~60% Institutional Ownership Increase Institutional Ownership (1) Company filings as of September 30, 2017. (2) Illustrative and subject to market conditions. 41

Executive Bios

Kevin G. Keyes *President and Chief Executive Officer*	***Kevin G. Keyes*** serves as Chief Executive Officer and President of Annaly and is a member of the Board of Directors. On October 11, 2017, Kevin was appointed Chairman of the Board, effective January 1, 2018. Prior to joining Annaly in 2009, Mr. Keyes worked for 20 years in senior investment banking and capital markets roles primarily in the real estate and financial institution industries. From 2005 through 2009, Mr. Keyes served in senior management and business origination roles in the Global Capital Markets and Banking Group at Bank of America Merrill Lynch. Prior to that, he worked at Credit Suisse First Boston from 1997 through 2005 in various capital markets origination roles, and at Morgan Stanley Dean Witter from 1990 through 1997 in the Mergers and Acquisitions Group and the Real Estate Investment Banking Group. Mr. Keyes holds a B.A. in Economics and a B.S. in Business Administration (ALPA Program) from the University of Notre Dame.
David L. Finkelstein *Chief Investment Officer*	***David L. Finkelstein*** is Chief Investment Officer of Annaly. Mr. Finkelstein has over 20 years of experience in fixed income investments. Prior to joining Annaly in 2013, Mr. Finkelstein served for four years as an Officer in the Markets Group of the Federal Reserve Bank of New York where he was the primary strategist and policy advisor for the MBS Purchase Program. Prior to that, Mr. Finkelstein held Agency MBS senior trading positions at Salomon Smith Barney, Citigroup Inc. and Barclays PLC. Mr. Finkelstein received a B.A. in Business Administration from the University of Washington and a M.B.A. from the University of Chicago, Booth School of Business. Mr. Finkelstein also holds the Chartered Financial Analyst® designation.
Glenn A. Votek *Chief Financial Officer*	***Glenn A. Votek*** is Chief Financial Officer of Annaly. Mr. Votek has over 30 years of experience in financial services. Prior to joining Annaly in 2013, Mr. Votek was an Executive Vice President and Treasurer at CIT Group since 1999 and President of Consumer Finance since 2012. Prior to that, he worked at AT&T and its finance subsidiary from 1986 to 1999 in various financial management roles. Mr. Votek holds a B.S. in Finance and Economics from Kean University/University of Arizona, a M.B.A in Finance from Rutgers University and attended the Executive Education Program of the Colgate W. Darden Graduate School of Business Administration at the University of Virginia.
Timothy P. Coffey *Chief Credit Officer*	***Timothy P. Coffey*** is Chief Credit Officer of Annaly. Prior to that, Mr. Coffey served as Head of Annaly Middle Market Lending LLC from 2010 until January 2016. Mr. Coffey has over 20 years of experience in leveraged finance. Before joining Annaly in 2010, Mr. Coffey served as a Managing Director and Head of Debt Capital Markets in the Leverage Finance Group at Bank of Ireland. Previously, Mr. Coffey held positions at Scotia Capital, the holding company of Saul Steinberg's Reliance Group Holdings, and SC Johnson International. Mr. Coffey received a B.A. in Finance from Marquette University.
Anthony C. Green *Chief Legal Officer*	***Anthony C. Green*** is the Chief Legal Officer of Annaly. Mr. Green has over 15 years of experience in corporate and securities law. Mr. Green was Deputy General Counsel of Annaly from 2009 until March 2017. Prior to joining Annaly in 2009, Mr. Green was a partner in the Corporate, Securities, Mergers & Acquisitions Group at K&L Gates LLP. Mr. Green holds a B.A. in Economics and Political Science from the University of Pennsylvania and a J.D. and LL.M. in International and Comparative Law from Cornell Law School.

42

Leadership Bios

Ilker Ertas *Head of Residential Mortgage-Backed Securities*	***Ilker Ertas*** is Head of Residential Mortgage-Backed Securities at Annaly. Mr. Ertas has 20 years of experience in U.S. fixed income markets. Prior to joining Annaly in 2015, Mr. Ertas was at Citigroup Inc., where he was most recently a Managing Director and Head of Mortgage Derivatives Trading. Mr. Ertas has also held mortgage trading positions at Barclays PLC and Lehman Brothers Holdings Inc. Mr. Ertas received a B.S. in Industrial Engineering from Bogazici University in Istanbul, Turkey and a M.B.A. from the Yale School of Management.
Michael Fania *Head of Residential Credit*	***Michael Fania*** is Head of Residential Credit at Annaly. Mr. Fania has over 10 years of experience in mortgage trading and portfolio management. Prior to joining Annaly in 2015, Mr. Fania was an Associate Director at MetLife Investments and was responsible for residential credit trading and strategy. Mr. Fania received a B.A. in Finance from Rutgers College and also holds the Chartered Financial Analyst® designation.
Michael T. Quinn *Head of Annaly Commercial Real Estate Group Inc.*	***Michael T. Quinn*** is Head of Annaly Commercial Real Estate Group Inc. Mr. Quinn has over 20 years of experience in corporate and commercial real estate finance. Prior to joining Annaly in 2014, Mr. Quinn was a Managing Director at Morgan Stanley and was responsible for sourcing, executing and managing investments in the Morgan Stanley Real Estate Funds. Prior to that, Mr. Quinn worked as an Associate at Security Capital Group and began a career as an Analyst at Dean Witter. Mr. Quinn received a B.B.A. from the University of Notre Dame.
Steven F. Campbell *Chief Operating Officer of Annaly Commercial Real Estate Group Inc.*	***Steven F. Campbell*** is Chief Operating Officer of Annaly Commercial Real Estate Group Inc. Mr. Campbell has over 20 years of experience in financial services. Prior to joining Annaly in April 2015, Mr. Campbell held various roles over six years at Fortress Investment Group LLC, including serving as a Managing Director in the Credit Funds business. Mr. Campbell also worked at General Electric Capital Corporation and D.B. Zwirn & Co, L.P. with a focus on credit and debt restructuring. Mr. Campbell received a B.B.A. from the University of Notre Dame and a M.B.A. from the University of Chicago, Booth School of Business.
Peter J. Dancy *Head of Annaly Middle Market Lending LLC*	***Peter J. Dancy*** is Head of Annaly Middle Market Lending LLC. Mr. Dancy has 30 years of experience in deal origination, execution and structuring. Prior to joining Annaly in 2010, Mr. Dancy was a Managing Director and Head of U.S. Sponsor Coverage for Bank of Ireland. Prior to that, Mr. Dancy held various middle market lending and leverage finance positions at Regions Financial, BMO Harris Bank and Bank of America. Mr. Dancy received a B.A. from The College of Wooster and a M.B.A. from the University of Chicago, Booth School of Business.

43

Leadership Bios

Brooke E. Carillo *Head of Corporate Development and Strategy*	***Brooke E. Carillo*** is Head of Corporate Development and Strategy at Annaly. Ms. Carillo has 10 years of experience in corporate strategy, investment and capital markets roles. Prior to joining Annaly in 2010, Ms. Carillo worked in investment banking within the Financial Institutions Group at Bank of America Merrill Lynch. Ms. Carillo holds a B.S. in Economics, with minors in Spanish and Psychology, and graduated with high distinction from Duke University.
V.S. Srinivasan (Srini) *Managing Director in Annaly's Agency and Residential Credit Group*	***V.S. Srinivasan (Srini)*** is a Managing Director in Annaly's Agency and Residential Credit Group. Srini has over 20 years of experience in analyzing interest rate and credit risk mortgage-backed securities. Srini joined Annaly earlier this year from KLS Diversified Asset Management, where he was a portfolio manager of Agency MBS and Derivatives. Prior to that, Srini was a Managing Director and Head of Structured Products Modeling at Barclays PLC, with previous experience at J.P. Morgan and Bear Stearns and Co. as a mortgage prepayment strategist. He received a B.S. from the Indian Institute of Technology and a M.S. from Rutgers University.
Souren G. Ouzounian *Deputy Chief Financial Officer and Treasurer*	***Souren G. Ouzounian*** is Deputy Chief Financial Officer and Treasurer of Annaly. Mr. Ouzounian has over 25 years of experience in financial services. Prior to joining Annaly in April 2017, Mr. Ouzounian spent 18 years at Bank of America Merrill Lynch and Merrill Lynch & Co., where most recently, he was Head of Americas Corporate Finance. Mr. Ouzounian received a B.A. from Columbia College and a M.B.A. from the Sloan School of Management at Massachusetts Institute of Technology.
Jessica LaScala *Head of Investor Relations*	***Jessica LaScala*** is Head of Investor Relations at Annaly. Ms. LaScala has over 15 years of experience in mortgage trading and portfolio management. Prior to joining Annaly in 2014, Ms. LaScala was at the Federal Reserve Bank of New York where she managed Mortgage Operations for the Federal Reserve's MBS Purchase Program. Before joining the Federal Reserve Bank of New York, Jessica worked at Citigroup Inc. as an Agency MBS Trader. Jessica earned a B.A. in Political Science from Columbia University, Barnard College.
Helen W. Crossen *Chief Administrative Officer*	***Helen W. Crossen*** is the Chief Administrative Officer of Annaly where she has responsibility for the firm's administrative needs, which includes overseeing human resources, facilities and the corporate administrative team. Prior to joining Annaly in 2014, Ms. Crossen was a Vice President of Human Resources at NBC Universal where she led the corporate Human Resources team that supported the Finance, Legal, Strategy and Communications functions. Ms. Crossen previously worked at GE Capital, where she held Human Resources roles supporting the GE Corporate Risk function and the Global Sponsor Finance Business. Ms. Crossen began her Human Resources career at IBM. Ms. Crossen has also clerked at the NFL and the Equal Employment Opportunity Commission (EEOC). Ms. Crossen holds a B.A., a M.A. and a J.D. from Rutgers University.

44

Overview of Annaly Businesses

Overview of Annaly Businesses 1 Agency 2 Residential Credit & Future of Housing Finance 3 Commercial Real Estate 4 Middle Market Lending 47

State of the Agency Market Over the past year, the Agency MBS market has benefited from low volatility, relative attractiveness compared to credit, sound demand and readily available financing Range Bound Yields in 2017… …Have Kept MBS Prices Stable… …Reducing Interest Rate Volatility(1) 10-year Treasury Yield (%) FNCL 3.5 Price Interest Rate Volatility (bps) 2.75 100 45 $106 2.50 $105 90 40 2.25 $104 80 35 $103 2.00 $102 70 30 1.75 60 25 $101 1.50 $100 50 20 Nov-16 Apr-17 Sep-17 Nov-16 Apr-17 Sep-17 Nov-16 Apr-17 Sep-17 Implied Vol (lhs) Realized Vol (rhs) Agency MBS Spreads Have Tightened (3) (2) …and Demand Remains Sound … …as Balance Sheet Remains Available Less … Index Spreads (Indexed 11/1/16 = 100) Quarterly Bank MBS Demand ($bn) 3-month Libor OIS Spread (bps) 110 $60 140 100 $45 120 90 $30 100 80 $15 80 70 $0 60 -$15 60 40 Nov-16 Apr-17 Sep-17 -$30 Nov-16 Apr-17 Sep-17 AMBS IG Corp HY Corp 2012 2013 2014 2015 2016 2017 Spread OIS Libor Source: Bloomberg market data as of November 8, 2017 unless otherwise noted. There is no assurance that the trends highlighted above will occur in the future. (1) Implied volatility on 3-month 10-year swaption, realized volatility on forward starting 3-month 10-year swap. (2) J.P. Morgan Research. (3) Haver Analytics. 48

Agency Annaly Advantages and Highlights Annaly Agency Advantages Annaly Agency Highlights Analytical Expertise In-house proprietary analytics that identify emerging prepayment trends Hedging Diversity Diversified and comprehensive hedging strategy Traditional wholesale repo, proprietary broker- Optimized Financing and Liquidity dealer, Federal Home Loan Bank (“FHLB”) membership and direct repo Superior Relative Value Analytics and Asset 85% of the portfolio is positioned in securities with Selection prepayment protection Size and Scale of Platform ~$107.3bn in Agency MBS(2); Over 20 years of industry leadership on average Source: Company filings as of September 30, 2017. Bloomberg market data as of November 8, 2017. (1) Inclusive of TBA purchase contracts (market value) and MSRs. 48

Agency – Portfolio Composition

The Annaly Agency Group invests in Agency MBS collateralized by residential mortgages

Assets(1)	Capital(2) (% of Total)	Levered Return(3)	Strategy	Book Value Impact
$107.3bn	$11.3bn (77%)	9 - 11%	Countercyclical / Defensive	Higher Impact

Agency Portfolio Composition

Asset Type(1)



20 Yr 5%
IIO/IO/MSR 2%
15 Yr 9%
ARM 7%
30 Yr 78%

Pass Through Coupon Type



15 & 20 Year: 20%
3.50% 4%
>=4.0% 3%
<=3.0% 13%
3.5% 33%
<=3.0% 7%
>=4.5% 8%
30 Year +: 80%
4.0% 32%

Call Protection(4)



Generic 15%
High Quality Spec 33%
35+ WALA 21%
Med Quality Spec 31%

Source: Company filings as of September 30, 2017. Percentages based on fair market value and may not sum to 100% due to rounding.
(1) Inclusive of TBA purchase contracts (market value) and Mortgage Servicing Rights ("MSRs").
(2) Dedicated capital includes TBA purchase contracts, excludes non-portfolio related activity and varies from total stockholders' equity.
(3) Levered return assumptions are for illustrative purposes only and attempt to represent current market asset returns and financing terms for prospective investments of the same, or a substantially similar, nature in the Agency sector.
(4) "High Quality Spec" protection is defined as pools backed by original loan balances of up to $125K, highest LTV pools (CR>125%LTV), geographic concentrations (NY/PR). "Med Quality Spec" includes $200k loan balance, $175k loan balance, $150k loan balance, high LTV pools (CQ 105-125% LTV). "35+ WALA" is defined as weighted average loan age greater than 50 months and treated as seasoned collateral.

49

Agency Advantage – Hedging Diversity & Analytical Expertise

Critical components to book value protection are methodical hedging and deep analysis of cash flows

Proprietary analytics have allowed more accurate estimates of cash flows

Model and Actual Prepayment Speeds for 2014 vintage FNCL 4.0s, 3m CPR[1]



35.0
30.0
25.0
20.0
15.0
10.0
5.0
0.0
Sep-15
Feb-16
Jul-16
Dec-16
May-17
150k Model
150k Actual
TBA Model
TBA Actual

Annaly employs a more diversified and comprehensive hedging strategy than its Agency Peers[2]

Instrument	NLY	Agency Peers[2]
Swaps, Eurodollar Futures, Treasury Futures	●	●
Swaptions	●	◑
Mortgage Derivatives[3]	●	◑
Mortgage Servicing Rights	●	○
Expanded Asset Opportunity Set (DUS, ARMs, etc.)	●	◔

● 4-5 Peers ◕ 3 Peers ◑ 2 Peers ◔ 1 Peer ○ 0 Peers

*Symbols indicate estimated extent of usage among Annaly and Agency Peers.[2] Full circle credit given to Annaly for each hedging strategy that it currently utilizes.

Source: Company filings as of September 30, 2017. Bloomberg market data as of November 8, 2017.

(1) Annaly calculations related to proprietary analytics model. CPR represents the annual rate of prepayments in a particular mortgage pool in percent.

(2) See Endnote 2 in Appendix for list of Agency Peers.

(3) Mortgage derivatives are mortgage options, interest-only and inverse interest-only securities.

50

Agency Advantage – Scale and Returns

Annaly's focus on hedging and analytical expertise has directly contributed to positive economic returns relative to Agency peers[(1)]



#1
Market Cap ($bn)
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
NLY Agency(2)
NLY Unencumbered Assets(3)
AGNC
CYS
ARR
CMO
ANH

Annaly's unencumbered assets[(3)] are larger than the market cap of next largest Agency Peer

Economic Returns Since 2014

Since 2014 | Establishment of Annaly Investment Team[(4)]



ANNALY
34.6%
Agency Peers(1)
30.8%
iShares MBS
11.5%
VanGuard Total Bond Index
12.5%
PIMCO Total Return
13.6%

Economic Returns in Adverse Markets

Q4'16 | Second Largest Quarterly Move in 10-Yr Tsy this Century[(4)]



ANNALY
-3.1%
Agency Peers(1)
-6.1%
iShares MBS
-2.3%
VanGuard Total Bond Index
-3.2%
PIMCO Total Return
-2.5%

Source: Company filings as of September 30, 2017. Bloomberg market data as of November 8, 2017.

(1) See Endnote 2 in Appendix for list of Agency peers.

(2) #1 sector ranking compares Agency's dedicated equity capital as of September 30, 2017, adjusted for the sector average price to book multiple, to the market capitalization of Agency mREITs in the BBREMTG Index as of November 8, 2017.

(3) "Unencumbered assets" are representative of Annaly's excess liquidity and are defined as assets that have not been pledged or securitized (including cash and cash equivalents, Agency MBS, CRT, Non-Agency MBS, Residential mortgage loans, MSRs, CRE debt investments, CRE debt and preferred equity held for investment and corporate debt).

(4) Indices and funds are representative of relevant fixed income market participants and are for informative purposes only.

51

Overview of Annaly Businesses 1 Agency 2 Residential Credit & Future of Housing Finance 3 Commercial Real Estate 4 Middle Market Lending 53

Residential Credit – Portfolio Evolution

Annaly can pivot asset allocations as market dynamics change due to strategically avoiding operating businesses



Participation in Agency Credit Risk Transfer ("CRT"); Initial On-Balance-Sheet Residential Credit Exposure
Internalization of Chimera Investment Corporation
Investments in Legacy, NPL/RPL and Prime Jumbo Securitizations
One of 5 mREITs Grandfathered into FHLB Membership(1)
Annaly Acquires Hatteras Financial Corp. ($392mm Residential Assets, $139mm Whole Loans)
First Bulk Whole Loan Purchase
Initiation of Strategic Relationships with Large Whole Loan Originators and Aggregators
Annaly Reaches $1bn of Loan Purchases (Including Forward Commitments)
1H 2015
2H 2015
1H 2016
2H 2016
1H 2017
2H 2017

Evolution of the Residential Credit Portfolio Composition[2]



Q3 2015
Q3 2016
Q3 2017
Legacy 23%
CRT 40%
NPL / RPL 22%
Prime Jumbo 15%
Whole Loans 5%
CRT 28%
Legacy 39%
NPL / RPL 15%
Prime Jumbo 13%
Whole Loans 28%
CRT 22%
NPL / RPL 4%
Prime Jumbo 10%
Legacy 36%

Source: Company filings as of September 30, 2017. Percentages based on fair market value and reflect economic interest in securitizations. Percentages may not sum to 100% due to rounding.

(1) Note that as of September 30, 2017 there are 6 mREITs with FHLB membership. Refers to FHLB membership through February 2021.

(2) CRT refers to Agency CRT and Private Label CRT. Legacy refers to Prime, Alt-A and Subprime. Prime Jumbo includes the economic interest of certain positions that are classified as residential mortgage loans within our consolidated financial statements.

53

State of the Residential Credit Market Supportive housing fundamentals have contributed to strong performance of Annaly’s existing portfolio, while tight spreads have made it challenging to redeploy capital within securitized markets Underwriting Standards Remain Tight Post- Credit Availability Has Seen Modest Limited Housing Inventory Driving Home Crisis(1) Increase, Still Well Below Pre-Crisis Levels(2) Prices(3) FICO Score Available Credit ($mm) Months Supply (months) Existing Inventories ($mm) 780 $1,000 14 $4 12 740 $800 $3 10 $600 8 700 $2 $400 6 660 4 $1 $200 2 620 $- 0 $0 2005 2007 2009 2011 2013 2015 2017 2004 2006 2008 2010 2012 2014 2016 2001 2003 2005 2007 2009 2011 2013 2015 FICO of GSE Loans FICO of FHA/VA Loans MBA Mortgage Credit Availability Index; Mar 2012 = 100 Months Supply (lhs) Existing Inventory (rhs) Shadow Inventories Continue to Decline; Securitized Residential Credit Universe (6) (4) (5) Asset Spreads are at Post-Crisis Tights Distressed Sales at ~4% Continues to Decline 10 Count of Delinquent Loans (mm) $bn Spreads (bps) $2,500 700 8 $2,000 6 500 Down 78% $1,500 from peak 4 300 $1,000 2 $500 100 2009 2010 2011 2012 2013 2014 2015 2016 0 $0 Jumbo Fixed Option ARM 2005 2007 2009 2011 2013 2015 2017 1994 1996 1998 2000 2002 2004 2006 2008 2010 2012 2014 2016 Current Pay Subprime LCF Subprime REO Foreclosure 90+ Days 60-89 Days 30-59 Days NPL A1 CRT M2 Note: There is no assurance that the trends highlighted above will occur in the future. (1) Goldman Sachs Research. (4) Morgan Stanley Research. (2) Mortgage Bankers Association. (5) Citigroup Research. (3) St. Louis Federal Reserve Economic Data; National (6) Bank of America Merrill Lynch Research. Association of Realtors. 55

Residential Credit – Portfolio Composition The Annaly Residential Credit Group invests in Non-Agency Residential Mortgage Securities and Whole Loans Capital (1) Assets Levered Return Strategy Book Value Impact (% of Total) $1.4bn $2.7bn 9—11% Cyclical / Growth Higher Impact (10%) Residential Credit Portfolio Composition Sector Type(2)(3)(4) Coupon Type(2) Effective Duration(2) IO Prime Jumbo IO RPL <1% >5 yrs 1% 2% Agency CRT 4-5 yrs 6% Prime Jumbo 9% 21% ARM 4% 3-4 yrs 31% Private Label 8% CRT Floating Subprime 1% 41% 21% NPL 2% 2-3 yrs 19% <2 yrs 63% Prime Whole Loans 28% Fixed 8% Alt-A 27% 7% Note: Company filings as of September 30, 2017. Percentages based on fair market value and reflect economic interest in securitizations. Percentages may not sum to 100% due to rounding. (1) Levered return assumptions are for illustrative purposes only and attempt to represent current market asset returns and financing terms for prospective investments of the same, or a substantially similar, nature in the Residential Credit Sector. (2) Pie charts are shown exclusive of securitized residential mortgage loans of a consolidated VIE. (3) Prime Jumbo includes the economic interest of certain positions that are classified as residential mortgage loans within our consolidated financial statements. (4) Prime classification includes $912mm of Prime IO. 56

Residential Credit – Annaly Advantages and Highlights

Annaly Residential Credit Advantages	Annaly Residential Credit Highlights
Proprietary Partnerships	Strategic partnerships with multiple Top 10 mortgage originators and established Non-QM aggregators
Diversified Platform	Exposure to over 10 separate investment products within the Non-Agency Residential market
Nimble, Scalable Portfolio	Securitized portfolio has grown to $1.9bn in less than three years; Whole loans have grown to $800mm in just over one year
Funding Relationship	1 of 6 mREITs with access to FHLB funding[(1)]
Natural Hedge to Fixed-Rate Agency MBS Portfolio	~80% of the residential portfolio has an effective duration less than three years

Source: Company filings as of September 30, 2017.

(1) Refers to FHLB membership ending February 2021.

56

Residential Credit Advantage Strategic Asset and Funding Relationships Strategic asset sourcing and financing advantages have led to substantial growth Strategic partnerships have allowed Annaly to scale FHLB financing provides significant funding whole loan portfolio(1) advantage over warehouse financing Representative FHLB Street Financing Financing Securitization(3) $896 Expanded Whole 230 230 230 Loan Asset Spread $780 Funding Source FHLB Warehouse Facility Securitization $682 Cost of Funds 3mL+10 12mL+200 swaps+125 Market Value Advance Rate(2) 82% 85% 95% mm $ Recourse Leverage (Debt/Equity) 4.5x 5.6x - $342 $310 Structural Leverage 0.0x 0.0x 14.3x Asset Spread - 220 30 105 Financing Rate (bps) Equity Investment 18% 15% 5% $0 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Q3 2017 Levered Yield 13.0% 5.0% 9.0% - 10.0% (1) “Whole loan” represents GAAP whole loan position disclosed in Company’s quarterly and annual reports. (2) Advance rate set by respective counterparty. 57 (3) Securitization assumes the retention of the most subordinate 7% of the transaction (B3 B6 tranches).

Residential Credit Advantage – Scale and Funding Comparison Annaly Residential Credit’s funding advantage may allow for more attractive returns in the Residential Credit market as compared to select peers(1) $6.0 $5.0 $ bn) $4.0 ( Cap $3.0 #6 Market $2.0 $1.0 $0.0 NRZ CIM MFA TWO IVR NLY(2) RWT PMT MTGE NYMT MITT ORC WMC DX AJX CHMI EARN OAKS Resi Credit Residential Credit Overall Cost of Funding Compelling vs. Select Residential Credit Peers(1) 3.05% 3.15% 3.25% 3.00% 2.47% 2.62% 2.68% 2.20% NLY Resi Credit Peer A Peer B Peer C Peer D Peer E Peer F Peer G Source: Company filings as of September 30, 2017. (1) See Endnote 2 in Appendix for list of Select Resi Credit Peers. (2) #6 sector ranking compares Annaly Residential Credit’s dedicated equity capital as of September 30, 2017, adjusted for the sector average price to book multiple, to the market capitalization of Hybrid mREITs in the BBREMTG Index as of November 8, 2017. 59

Future of U.S. Housing Finance The introduction of CRT to move mezzanine residential credit risk to the private sector has been a success The CRT structure(1) has moved unexpected losses to the private sector GSEs have transferred Crisis-Scenario Collateral Loss Rate as % of credit risk on 74% of 30- Mortgage Balance(2) 4.5 year loans issued since 2014 4.0 Mezzanine tranche sold to private investors Residential credit losses 3.5 could reach as high as 3.0 3.4% if a crisis-repeat scenario were to occur 2.5 within 2 years of 2.0 origination 1.5 Catastrophic tail losses 1.0 require prolonged excess in housing 0.5 markets and finance 0.0 Pre-Crisis Crisis Post- Expected Actual Crisis(3) The GSEs have successfully secured private capital to distribute a vast majority of their credit risk - what remains is a resolution to deal with the limited catastrophic tail risk Source: Fannie Mae. (1) Structure depicted represents Fannie Mae CAS 2017-C06 G2. (2) Graph depicts expected losses of collateral in CAS 2017-C06 G2 vs. historical losses on loans with more than 10 years history. Expected losses are modeled by Fannie Mae should the deal’s underlying collateral experience conditions similar 59 to collateral issued before the crisis (2000-2005), during the crisis (2006-2007) and after the crisis (2009-2016). (3) Post-Crisis expected losses are based on modeled, rather than actual developments in home prices. Actual losses thus far have been very small.

Overview of Annaly Businesses 1 Agency 2 Residential Credit & Future of Housing Finance 3 Commercial Real Estate 4 Middle Market Lending 61

State of the Commercial Real Estate Market Mixed signals require a selective approach to new investments Positive Economic Backdrop CPPI vs. Cap Rates(1) Transaction Volumes(1) $bn 3.0% 10.0% 140 8.00% Down 16% $600 from 2015 8.0% 120 $500 1.0% 7.00% 6.0% $400 100 $300 4.0% -1.0% 6.00% $200 2.0% 80 $100 -3.0% 0.0% 60 5.00% $0 2008 2009 2010 2011 2012 2013 2014 15 2016 2017 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 20 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 Real GDP Growth (lhs) Unemployment Rate (rhs) CPPI (lhs) Cap Rates (rhs) Annual Volume Annualized MSCI U.S. REIT Index CMBS Volumes and Spreads(2) Cap Rate Spread to 10-Yr Treasury(1) $bn bps +600 1,460 100 1,000 1,260 80 800 1,060 60 600 860 +400 40 400 660 20 200 10-year average 420 bps 460 0 0 260 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 +200 60 Annualized (lhs) Annual Volume (lhs) 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 AAA Sprd (rhs) BBB Sprd (rhs) Spread Over 10-Yr Average 10-Yr Treasury Source: Bloomberg market data as of November 8, 2017 unless otherwise noted. Note: There is no assurance that the trends highlighted above will occur in the future. (1) Real Capital Analytics www.rcanalytics.com. 61 (2) J.P. Morgan Research.

Commercial Real Estate – Portfolio Composition ACREG originates and invests in commercial mortgage loans, securities, and other commercial real estate debt and equity investments Capital (1) Assets Levered Return Strategy Book Value Impact (% of Total) $1.1bn $2.0bn 8—10% Cyclical / Growth Low Impact (8%) ACREG Portfolio Composition Geographic Concentration(2) Sector Type Asset Type Hotel AAA CMBS 13% 3% NY 26% Other 6% Credit CMBS 23% Mezzanine 32% Other 41% Multifamily CA 41% 11% Retail 24% Equity & Preferred Equity FL First Mortgage 21% NC 7% TX Office 21% 5% 10% 16% Note: Company filings as of September 30, 2017. Percentages based on economic interest and may not sum to 100% due to rounding. Portfolio data excludes consolidated VIEs associated with B-Piece commercial mortgage-backed securities and includes CMBS conduit securities. (1) Levered return assumptions are for illustrative purposes only and attempt to represent current market asset returns and financing terms for prospective investments of the same, or a substantially similar, nature in the Commercial Real Estate sector. (2) Other represents the remaining 23 states in the portfolio, none of which constitute 5% or more of the total portfolio. 63

Commercial Real Estate Annaly Advantages and Highlights ACREG Advantages ACREG Highlights Cautious stance given mixed signals; Investing Discipline Premium on cash flow and downside protection Robust credit culture pervades entire deal process Strong In-House Capital Management from origination to asset management High Quality Sourcing Capability Experienced originations team with deep broker and sponsor relationships Several Financing Options to Maximize Diversity of funding sources; Return Significant liquidity on Annaly balance sheet Multiple Investment Options Exposure to investment options that span the capital structure 63

Commercial Real Estate Advantage – Multiple Investment Options ACREG’s multiple investment options provide flexibility across investment sizes, geographies and structures Investment Options and Recent Illustrative Examples Floating Rate First Mortgage CMBS Denver West Freddie Mac 2015 KLSF ? $112mm floating rate loan to a ? $102mm B-Piece of Freddie private equity sponsor for a Mac floating rate securitization portfolio of office properties? Acquisition financing for private equity sponsor ? 1.5mm square foot office park? 18.2k unit multi-family ? Denver, CO portfolio? Concentrated in nine states Mezzanine Equity Westin New Orleans Ellicott House ? $15mm floating rate ? $75mm joint venture mezzanine loan to a private acquisition with strong, equity sponsor for the national owner-operator acquisition of an ? 327 unit apartment building institutional quality hotel? Washington, DC ? 437 room hotel? New Orleans, LA Note: Above select transactions are shown for illustrative purposes only and there is no assurance that similar investment options will be available in the future or are indicative of future transactions in the ACREG portfolio. All transactions have closed as of September 30, 2017. 65

Commercial Real Estate – Scale and Strategic Portfolio Positioning

Credit management advantage provides informed view on commercial cycle


Market Cap ($bn)
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
STWD
BXMT
ARI
LADR
TRTX
ACREG
KREF
GPMT
ABR
SLD
ACRE
RSO
ORM
LOAN
SACH
RAS
ACREG
BBREMTG Commercial Real Estate Peers(1)
Other Relevant Commercial Real Estate Peers (2)

Among BBREMTG Commercial Real Estate mREITs, ACREG ranks 4th in market cap[(1)]

With the addition of relevant Commercial Real Estate Peers, ACREG ranks 6th in market cap[(2)]

ACREG's portfolio is concentrated in assets with durable cash flows…


100%
80%
60%
40%
20%
0%
% of Portfolio
Multi / Office / Retail / Industrial
Hotel / Condo / Other (3)
ACREG
Select Commerical Peers (4)

…a portfolio shift evolving since 2014


Q4'13
Q3'17
33.8%
66.2%
11.6%
88.4%
Multifamily / Office / Retail / Industrial
Hotel / Condo / Other(3)

Source: Company filings as of September 30, 2017 unless otherwise noted. Bloomberg market data as of November 8, 2017.

(1) #4 sector ranking compares ACREG's dedicated equity capital as of September 30, 2017, adjusted for the sector average price to book multiple, to the market capitalization of Commercial Real Estate mREITs in the BBREMTG Index as of November 8, 2017.

(2) #6 sector ranking compares ACREG's dedicated equity capital as of September 30, 2017, adjusted for the sector average price to book multiple, to the market capitalization of Commercial Real Estate mREITs in the BBREMTG Index as of November 8, 2017, as well as additional relevant Commercial Real Estate Peers (inclusive of recent Commercial Real Estate IPOs (TRTX, KREF, GPMT) and LADR).

(3) "Other" includes Land, Construction, Urban Retail Predevelopment, Healthcare, Manufactured Home Construction, Manufactured Home Parks, Mixed-Use, Self-Storage, Student Housing, Car Wash and Data Centers.

(4) See Endnote 2 in Appendix for list of Select Commercial Peers.

65

Overview of Annaly Businesses 1 Agency 2 Residential Credit & Future of Housing Finance 3 Commercial Real Estate 4 Middle Market Lending 67

State of the Leveraged Loan Market Changing dynamics in the leveraged loan environment present a unique opportunity for AMML given flexibility to meaningfully allocate capital to select transactions in this market PE Fundraising Creates Demand for Debt Middle Market (“MM”) Yields Outperforming M&A Focus in Business Services, Software, Capital(1) Large Corporate (“LC”) and High Yield(2) and Technology Expands(3) Capital Raised ($bn) $1.2tn of equity raised creates Yield (%) 2013 2017 YTD $400 demand for $1.6tn of debt in the 10% following 10 years Services/Retail 16% Services/Retail 25% $350 9% Computers & $300 11% 8% Electronics Computers & 19% $250 Healthcare 9% Electronics $200 7% Oil & Gas 6% Industrial 14% $150 6% $100 5% Gaming & Hotel 5% Healthcare 8% $50 Chemicals 5% 4% $0 Telecom 7% 1997 98 19 1999 2000 2001 2002 2003 2004 2005 2006 2007 08 20 2009 2010 2011 2012 2013 2014 2015 2016 YTD Q1’10 Q3’10 Q1’11 Q3’11 Q1’12 Q3’12 Q1’13 Q3’13 Q1’14 Q3’14 Q1’15 Q3’15 Q1’16 Q3’16 Q1’17 Food & Beverage 5% 2017 MM LC HY Telecom 5% Media 6% Banks in the Middle Market are Capital Growth in Covi-Lite Deals Due to Institutional Use of Proceeds Shift Toward M&A/LBOs Constrained and Distribution Focused Demand/AUM Driven Investors(5) Participation in Leveraged Loans (%) Covi-Lite % of Institutional Loans 2013 2017 YTD 100% 80% 89% 70% 80% 12% 7% 60% 9% 50% 9% 60% 38% 40% 47% 40% 30% 20% 20% 11% 10% 32% 46% 0% 0% 1994 1996 1998 2000 2002 2004 2006 2008 2010 2012 2014 2016 2011 2012 2013 2014 2015 2016 YTD Refinancing Acquisition/LBO/Merger Banks & Securitized Firms Non-banks (4) BSL MM 2017 Recap/Dividend Other Source: S&P Capital IQ LCD unless otherwise noted. (2) Middle Market (“MM”) and Large Corporate (“LC”) represent new-issue yield of the Middle Market and Large Corporate Note: There is no assurance that the trends highlighted above will occur in the future. indices per LCD. HY represents yield to worst of the Barclays US Corporate High Yield Index (LF98TRUU) per Bloomberg. (1) Capital raised includes buyouts and mezzanine as of September 30, 2017. Assumes that capital is deployed (3) Includes industries that make up 5% or more of total loan volume in each respective year. 67 evenly over a five year period and equity is 42% of the capital structure based on the average of MM and (4) Non-banks include institutional investors and finance companies. Broadly Syndicated Loans (“BSL”) equity contribution for 2017 YTD according to the Thomson Reuters (5) Excludes deals less than $200mm as well as existing tranches of add-ons, amendments & restatements with no new money, as Middle Market Q3 2017 Review as of October 7, 2017. well as debtor-in-possession (“DIPs”), second liens and unsecured transactions.

Middle Market Lending – Portfolio Composition AMML provides financing to private equity backed middle market businesses across the capital structure Capital (1) Assets Levered Return Strategy Book Value Impact (% of Total) $0.7bn Countercyclical / $0.9bn 9—11% Low Impact (5%) Defensive AMML Portfolio Composition Lien Position Industry(2) Loan Size(3) $60mm + 17% $0-20mm 16% 2nd Lien 28% 36% 43% 11% 1st Lien 7% $40mm-$60mm 63% 21% 9% Unsecured / 4% 4% 5% Mezz 1% $20mm-$40mm 34% Note: Company filings as of September 30, 2017. Percentages based on amortized cost and may not sum to 100% due to rounding. (1) Levered return assumptions are for illustrative purposes only and attempt to represent current market asset returns and financing terms for prospective investments of the same, or a substantially similar, nature in the MML sector. (2) Based on Standard Industrial Classification industry categories. (3) Breakdown based on aggregate dollar amount of individual investments made within the respective loan size buckets. Multiple investment positions with a single obligor shown as one individual investment. 69

Middle Market Lending – Annaly Advantages and Highlights

AMML Advantages	AMML Highlights
Partnerships and Long-Term Sponsor Relationships	Funded 30+ private equity sponsors with 50% repeat deal flow
Disciplined Underwriting and Lending Criteria	10.0% realized returns[(1)] while utilizing relatively low leverage since inception
Rigorous Investment Process	Funded 6% of new origination deals that have been actively reviewed, on average[(2)]
Flexible Capital	63% 1st Lien 36% 2nd Lien 1% Unsecured/Mezzanine
Scale, Track Record and Returns	AMML's size combined with the relationships and selectivity of the investment team has enabled generation of outsized returns and zero credit losses since inception[(3)]

Source: Company filings as of September 30, 2017.

(1) Realized return represents the weighted average of the loan-level Internal Rate of Return ("IRR") in the realized AMML portfolio, averaged based on the original size of each such loan. The IRR for each loan has been calculated utilizing an XIRR function applied to all cash outflows and inflows in respect of a particular loan. Includes only those loans that have been fully realized.

(2) Actively reviewed defined as signed Confidentiality Agreement; diligence list prepared; and vetted by AMML to assemble deal team. Reflects period from January 1, 2013 to September 30, 2017.

(3) Zero credit losses during the period of AMML's inception to present is defined as no write-off, specific reserve, or uncured payment default on a leveraged loan.

69

Middle Market Lending Advantage – Partnerships and Long-Term Sponsor Relationships

Paramount to AMML's investment philosophy is a partnership approach to private equity sponsor relationships

Deal Sourcing Platform

- Benefits of working with private equity sponsors:[(1)]
  - Heavily incentivized to delever
  - Corporate governance
  - Robust due diligence
  - Additional monitoring
  - Capital and operational expertise
- Sponsors choose AMML due to ability to make meaningful investments during periods of extreme market volatility and to exhibit patience if and when companies experience difficulty

Private Equity Sponsor Criterion

- Tier 1 designation private equity sponsors defined as:
  - Strong track record within target industry sectors
  - History with AMML investment team
  - Relationship driven, built on highly profitable repeat deal flow
- Access to growth private equity platform investment opportunities

Screening, Execution, & Monitoring

- +200 private equity firms focused on the middle market throughout the U.S.
- Established an active dialogue with over 100 sponsor relationships
- Funded +30 private equity sponsors, with 50% resulting in repeat deal flow
- Upon the completion of investments, work with sponsors to monitor company performance and evaluate add-on transactions

As the portfolio has steadily grown, unlevered returns have continued to increase through rigorous diligence and prudent investment decisions



Investment Assets ($mm)
$800
$700
$600
$500
$400
$300
$200
$100
$0
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
Unlevered Yield(2)
$76
$142
$333
$666
$796
7.0%
7.2%
7.8%
8.7%
9.7%
2013
2014
2015
2016
2017
Average Investment Assets
Unlevered Yield

(1) Investment opportunities may be opportunistically sourced, among others, relationships such as with family offices or through broadly syndicated transactions.
(2) Unlevered yield has not been reduced by the cost of financing, fees, taxes, general and administrative expenses of AMML or other expenses that would reduce returns. 2017 unlevered yield represents Q3 2017 annualized calculations.

70

Middle Market Lending Advantage – Scale and Attractive Returns

AMML's scale and tenured team enables investment in mispriced capital structures and ability to take on large single name allocations, which has resulted in attractive yields relative to the broader market



Market Cap ($bn)
$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
#14
ARCC
MAIN
PSEC
FSIC
AINV
TSLX
HTGC
GBDC
NMFC
TCPC
SLRC
GSBD
OCSL
AMML
PNNT
PFLT
BKCC
TCAP
FDUS
GAIN
MCC
TICC
NEWT
TCRD
MRCC
SUNS
CSWC
OCSI
GLAD
TPVG
MVC
SCM
GARS
GSVC
HRZN
CPTA
KCAP
CMFN
ABDC
ACSF
GECC



Unlevered Yield
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
7.0%
6.8%
7.2%
6.9%
7.8%
7.3%
8.7%
7.2%
9.7%
6.7%
2013
2014
2015
2016
2017
AMML(1)
Middle Market(2)

- AMML performance represents actual returns on existing portfolio and new issue
- Given AMML's zero losses since inception, AMML's outperformance compared to the market would be further heightened if market returns reflected losses on existing portfolios

AMML delivers superior returns despite a portfolio that is ~40% less concentrated in covi-lite deals and ~20% less levered than current middle market deal flow[3]

Source: Bloomberg, Thomson Reuters, S&P LCD, and Company financial information.
Note: #14 sector ranking compares AMML's dedicated equity capital as of September 30, 2017, adjusted for price to book multiple, to the market capitalization of the companies in the S&P BDC Index (SPBDCUP Index) as of November 8, 2017.
(1) Unlevered yield has not been reduced by the cost of financing, fees, taxes, general and administrative expenses of AMML or other expenses that would reduce returns. 2017 represents Q3 2017 annualized calculations.
(2) MM defined as deal size and revenue less than $500mm per Thomson Reuters. MM unlevered yield represents a 4 quarter average all-in blended 1st and 2nd lien yield in each respective year; reflects U.S. primary market institutional loans. MM unlevered yield does not reflect losses on existing portfolios.
(3) Covi-lite percentage compares NLY portfolio as of September 30, 2017 to S&P LCD covi-lite deal volume as a percentage of total middle market volume in 2017 YTD. Leverage represents AMML entry point debt to EBITDA of deals funded in 2017 compared to debt to EBITDA of Middle Market LBOs in 2017 YTD as of Thomson Reuters.

71

Capital Allocation & Financial Performance

Capital Allocation and Financial Performance 1 Capital Allocation 2 Financial Performance 74

Capital Allocation Framework Based on the following criteria, the capital allocation team has developed a set of investment thresholds by asset class to risk-adjust returns across different products Description Agency Resi Credit ACREG MML • Diversification Benefit Correlation to • Correlation to Core Agency Assets -?? Agency MBS • Coupon Profile • Position in Capital Stack Capital Structure • Leverage Implications -?—• Financing Considerations • Unencumbered Asset Constraints Liquidity • Bid /Ask Spreads and Trading Volume?? • Scalability /Lead Time • Spread Duration Volatility • Mark to Market Implications -?? • Technical Market Dynamics Durability and • Stability of EPS and Book Value Profile Stability • Idiosyncratic Risks -?? Positive Market • Fundamental Trends and Other Drivers of Fundamentals Performance?? — ? Indicates business lines that consistently meet the criteria listed.—Indicates business lines that sometimes meet the criteria. 75

Spread Correlation & Volatility As Annaly has expanded its diversification effort, we have examined the correlation of each asset to Agency MBS over time and the impact to spread volatility Spread Correlation to Agency Pools(1) Market Return on Equity Per Unit of Volatility(2) Expanded WL 1.06 Agency Derivatives 0.13 Investor Loans 1.00 AAA CMBX S6 A 0.81 CRT M1 0.75 Prime Jumbo Fixed 0.73 ARMs 0.35 Pristine WL 0.68 within CMBX S6 AA 0.62 TBAs 0.61 Specs 0.48 Products Agency DUS 0.54 10yr Freddie K A1 0.41 10yr Freddie K A2 0.40 CMBX S9 A 0.31 Conduit BBB- 0.30 SASB – AAA 0.38 DUS Pools 0.29 Diversification CMBX S9AA 0.29 CRT B1 0.27 CRT M2 0.24 CRT M2 0.40 SASB Fltr—A/A- 0.22 Agency Derivs 0.21 SASB Fltr—AA/AA- 0.20 Credit Conduit AAA (AS) 0.17 NPL / RPL Securities 0.41 Conduit A 0.12 Legacy—WAC Hybrids 0.12 across ARMs 0.10 Conduit A 0.31 Legacy—Prime 0.09 7yr Freddie K B 0.09 7yr Freddie K C 0.09 Spectrum NPL/RPL 0.07 Conduit BBB- 0.33 Conduit AA 0.06 SASB Fixed—A/A- 0.03 SASB Fixed—AA/AA- 0.02 Diversification MML 2nd Lien 0.16 0 0.4 0.8 1.2 ROE / Volatility(2) Source: Product spreads from third party research as of November 8, 2017. (1) Historical correlation calculated from year-to-date weekly observations ending November 8, 2017. See Endnote 1 in Appendix for additional source information on historical spread correlations. (2) Market Return on Equity Per Unit of Volatility is defined as (Levered Return)/(Spread DV01*Spread Volatility*Leverage). Leverage for this definition is calculated as Assets/Equity. Spread volatility is calculated as the annualized standard deviation of daily (or weekly if daily data is unavailable) spread changes since January 1, 2014. 76

Corporate Capital Allocation Timeline

Over the last five years, Annaly has adapted to market conditions and opportunistically managed its capital through share buybacks, acquisitions, organic growth and equity offerings

Organic Investment



Bars Represent # of Available Investment Options
Agency
Residential Credit
ACREG
AMML
Total
8
13
16
26
29
36
2012
2013
2014
2015
2016
2017

2012 → 2017

Corporate

Capital Markets September 2012
Raised $460mm of 7.5% Series D preferred equity

Capital Markets Q4 2012
Repurchased $397mm through 2012 share repurchase program

Acquisition May 2013
$875mm acquisition of CreXus, bringing CRE to NLY B/S

New Business Line Q1 2015
Began investing in Residential Credit assets on balance sheet

Divestiture August 2015
Announced the Internalization of Chimera Inv. Corporation

Capital Markets Q4 2015 – Q1 2016
Repurchased $103 million through 2015 share repurchase program

Acquisition April 2016
Announced $1.5bn acquisition of Hatteras Financial Corp.

Capital Markets July 2017
Raised $816mm of growth capital through common offering

Capital Markets July 2017
Raised $720mm of preferred equity and redeemed more expensive Series A

Divestiture August 2017
Sale of Pingora Loan Servicing LLC

Capital Markets October 2017
Raised $856mm of growth capital through common offering

Source: Company filings as of September 30, 2017.

76

Evolution of Annaly’s Capital Allocation Annaly grew its three credit businesses to scale as credit spreads widened from Q1 2015 through 1H 2016 and has since slowed growth and opportunistically deployed capital into credit given spread tightening Credit Growth Opportunistic Capital Allocation $4,500 900 $4,109 $3,901 $3,887 $3,938 $3,745 (1) 750 $3,254 mm) $3,181 ( $ $3,000 $2,759 Deployed, 600 Spread, Assets $2,042 (bps) Net 450 Cumulative $1,500 300 $651 $440 $0 150 Q1 ‘15 Q2 ‘15 Q3 ‘15 Q4 ‘15 Q1 ‘16 Q2 ‘16 Q3 ‘16 Q4 ‘16 Q1 ‘17 Q2 ‘17 Q3 ‘17 (2) (3) (3) (3) Residential Credit ACREG AMML CRT M2 CMBS BBB- Middle Market Loans Source: Company filings, Bloomberg, S&P Global Market Intelligence, third party research. Note: Financial data as of September 30, 2017. Market spreads from December 31, 2014 through November 8, 2017. (1) Inclusive of gains/losses and amortization/other. (2) CRE assets are exclusive of consolidated VIEs and includes CMBS conduit securities. (3) CRT M2, CMBS BBB-, and middle market loan spreads are illustrative proxies of Residential Credit, ACREG, and AMML spreads respectively. 78

Capital Allocation Trends Growth in Underlying Products Annaly has continually shifted the composition of its capital allocation to position the portfolio for market trends Products(1) 2015 2016 Trends 2017 Trends (YoY) Pools - ARMs Agency Agency DUS N/A MSR / Derivatives - CRT - Legacy - Residential Credit NPL / RPL Securities Prime Jumbo Securities - Expanded Whole Loans 1st Mortgage Mezzanine - Commercial Real Estate Credit CMBS N/A AAA CMBS - CRE Equity - Middle 1st Lien - Market Lending 2nd Lien Note: White boxes represent products that Annaly was not yet investing in, or products where there is limited to no new investment activity at Annaly. (1) The products listed represent a subset of all products available for investment. 78 Indicates products that were growing on both gross and net basis. - Indicates products that remain attractive but have seen minimal to no growth on a net basis.

Annaly’s Stability Diversification and prudent risk management have led to a lower beta for Annaly relative to peers across each of Annaly’s four business lines 1.40 % Change since Current Beta(1) 2010 1.30 Annaly 0.55 (50%) Agency Peers 0.73 (4%) 1.20 Resi Credit Peers 0.83 (15%) ACREG Peers 0.79 (9%) 1.10 AMML Peers 0.79 (39%) 1.00 (1) Beta 0.90 0.80 0.70 0.60 0.50 0.40 Jan-’10 Jan-’11 Jan-’12 Jan-’13 Jan-’14 Jan-’15 Jan-’16 Jan-’17 Annaly Select Agency Peers Select Resi Credit Peers Select Commercial Peers Select MML Peers Source: Bloomberg market data as of November 8, 2017. Note: See Endnote 2 in Appendix for list of peers within each business. (1) Beta represents adjusted beta per Bloomberg. Beta values below 0 and above 3 were excluded in this analysis. 79

Capital Allocation = Effective Portfolio Management Multiple tools – including proactive capital allocation shifts and dynamic hedging rebalances – have led to Annaly’s outperformance vs. static rate shocks in 8 of the last 10 quarters Passive (1) -75bps +75bps 75bps Reinvest Agency Runoff Annualized Economic 12.7% (2.8%) No adjustment to hedge portfolio Return Passive Projected BV %Ä 2.6% (11.6%) %Ä (1.9%) 6.8% 3 Months 25bps Rebalance(2) 25bps Rebalance(2) 25bps Dynamic -75bps(3) +75bps(4) Annualized Economic 16.0% (1.6%) Return Delta hedge with swaps to maintain a constant duration gap Dynamic Projected BV %Ä 5.6% (10.2%) %Ä (6.2%) 3.5% 1 Month 1 Month 1 Month Results shown are for illustrative purposes only and were calculated based on Company filings as of September 30, 2017. (1) Represents a gradual rate shock over the course of three months. The quarterly rate shocks disclosed in the Q3 2017 10-Q and quarterly financial supplement are instantaneous shifts to interest rates; due to this difference in time horizon, rate shock results presented herein may differ slightly from those disclosed in the Q3 2017 10-Q. (2) Rebalance means allocating the equity portion of monthly Agency runoff into a blend of credit assets: 50% CRE 1st Mortgage, 25% MML First Lien, 25% MML Second Lien. (3) “-75bps” scenario represents three successive monthly parallel interest rate shocks of -25bps each. (4) “+75bps” scenario represents three successive monthly parallel interest rate shocks of +25bps each. 81

Outlook Annaly has numerous investment alternatives in its arsenal, facilitating capital allocation rotations based on relative value 0.80 6% Capital Allocation Drivers ? Recent equity offerings 5% were primarily invested into Agency MBS given 0.70 attractive relative valuation and market liquidity 4% tion? Annaly attempts to Devia maintain a minimum level of capital dedicated to 0.60 3% Liquidity credit in order to lower the Standard volatility of our returns / ROE? Current portfolio balance 2% remains within the optimal 0.50 allocation range, capturing diversification benefits 1%? All else equal, we anticipate rotation back into credit if spreads widen and present 0.40 0% more compelling market 100% 90% 80% 70% 60% 50% 40% 30% 20% 10% 0% entry points Ag Q3 2017 Annaly Optimal ROE / (lhs) Li (rhs) Liquidity (rhs) Allocation Allocation d additional assumptions related to the analysis. 82

Capital Allocation and Financial Performance 1 Capital Allocation 2 Financial Performance 83

Scalable Operating Platform Drives Execution Operational excellence has allowed Annaly to successfully and cost efficiently grow Self-clearing operations Sophisticated market risk capabilities Straight-through processing Business Deep credit skills Risk Operations Management Full service financial operations Agile development Capital markets funding Cutting-edge digital acumen Finance & Technology transformation Treasury Sophisticated tax expertise Proprietary applications driving competitive advantage and Strong internal controls Legal, leading analytics environment Compliance & Audit Services Robust compliance function and protocols Independent internal audit function 91 total dedicated support function staff(1) Note: Employees as of September 30, 2017. (1) Total dedicated support function staff includes Audit Services, Compliance, Facilities, Human Resources, Investor Relations, Legal, Strategy and the Office of the CEO/CAO. 83

Operational Excellence Has Driven Efficient Diversification

Since the beginning of 2014, Annaly has increased its capital dedicated to credit assets from 11% to 23% at Q3 2017 and has further diversified its Agency exposure to floating rate assets…

($ in millions)



$30.9bn of Gross Assets - Deployed
$23.5bn of Gross Assets – Run-off/Sold(1)
$5,588
$20,971
$5,051
$3,589
$1,330
($17,293)
($2,345)
($3,230)
($591)
$13,068
12/31/2013
ARMs
Resi Credit
CRE (2)
MML
ARMs
Resi Credit
CRE (2)
MML
9/30/2017

…all while maintaining superior operating efficiency



OpEx as % of Avg. Assets (3)
1.00%
0.75%
0.50%
0.25%
-
2014
2015
2016
2017E (4)
Annaly
Internally-Managed mREITs Average
Externally-Managed mREITs Average
mREIT Index Average

Source: Company filings as of September 30, 2017.

(1) Inclusive of gains/losses and amortization/other.

(2) Commercial Real Estate assets are exclusive of consolidated VIEs and includes CMBS conduit securities.

(3) Internally-Managed mREITs and Externally-Managed mREITs represent the respective internally- and externally-managed members of the BBREMTG Index with market capitalization above $200mm as of the corresponding year end. mREIT Index Average represents all members of the BBREMTG Index with market capitalization above $200mm as of the corresponding year end.

(4) 2017E represents annualized operating expenses as of Q3 2017. Assets are averaged quarterly from December 31, 2016 to September 30, 2017.

84

Diversified Investment Groups Operating at Scale

ANNALY®

Agency	Residential Credit	Commercial Real Estate	Middle Market Lending
Assets[1] | Capital[2]			
$107.3bn | $11.3bn	$2.7bn | $1.4bn	$2.0bn | $1.1bn	$0.9bn | $0.7bn

Operating Expenses to Core Earnings[3][4]



60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
30%
20%
10%
0%
16.1%
21.3%
NLY
Peer Composite Based on Dedicated Equity(5)
4.6%
16.7%
24.4%
27.3%
31.9%
38.8%
28.4%
51.9%
NLY Agency
Select Agency Peers
NLY Resi Credit
Select Resi Credit Peers
ACREG(6)
Select CRE Peers
AMML
Select MML Peers

Source: Company filings as of September 30, 2017.

(1) Agency assets include TBA purchase contracts (market value) and MSRs. ACREG assets are exclusive of consolidated VIEs associated with B-Piece commercial MBS.
(2) Dedicated capital includes TBA purchase contracts, excludes non-portfolio related activity and varies from total stockholders' equity.
(3) General & Administrative expenses for Annaly business lines are based on internal expense sharing methodologies plus additional estimated public entity costs.
(4) Core Earnings is a Non-GAAP financial measure; see Appendix for additional detail. Annaly and all mREITs utilize "Core" or similarly adjusted EPS (excluding PAA).
(5) Peer Composite is calculated by weighting Annaly's dedicated equity of each business to the corresponding peer average's operating expenses divided by total equity. See Endnote 2 in Appendix for list of Select Agency Peers, Select Resi Credit Peers, Select CRE Peers and Select MML Peers.
(6) ACREG excludes depreciation and amortization from Core Earnings.

85

Annaly's Strong Balance Sheet and Liquidity

Annaly's liability profile and large capital base provide unique competitive advantages

Balance Sheet Summary

Total Funding / Capital Base
~$88 billion



Agency & Non-Agency Repo $69.0bn
FHLB $3.6bn
Commercial Credit Facilities $0.8bn
Preferred Equity $1.7bn
Common Equity $12.5bn
Q3 2017

Capital Structure Highlights

- ✓ Proprietary broker dealer, RCap, in place since 2008, provides beneficial access to FICC[1] market
- ✓ Strong counterparty credit quality and significant capacity available

- ✓ One of just 6 mREITs with access to attractive FHLB financing[2]
- ✓ Initial 5 year sunset (ending February 2021) for FHLB financing provides significant competitive advantage

- ✓ ~$1.1bn of credit facilities and mortgages payable[3] provides funding capacity to support commercial credit assets

- ✓ Largest preferred capital base in the mREIT sector and larger than 99% of all publicly traded REITs[4]

- ✓ Largest equity capital base in the mREIT sector and larger than 99% of all publicly traded REITs[4]

Source: Company filings as of September 30, 2017.
(1) FICC defined as Fixed Income Clearing Corporation.
(2) Refers to FHLB membership ending February 2021.
(3) Includes $116mm funded on $300mm AMML credit facility and $383mm funded on $500mm ACREG facility. Also includes $312mm of mortgages payable.
(4) Publicly traded REITs defined as all REITs within the Bloomberg United States REIT list. Financial data as of most recent quarter available.

86

Case Study: Annaly’s Acquisition of Hatteras Financial Corp. Annaly’s 2016 acquisition of Hatteras Financial Corp. demonstrated the Company’s ability to operationally onboard ~$11bn of assets and refinance ~$10bn of funding Assets increased materially… …while significantly decreasing operating costs ($ in billions) ($ in millions) $100 $80 $80 $60 HTS (19%) 15% HTS $60 $40 $40 NLY NLY NLY NLY $20 $20 $0 $0 Pre-Acquisition Post-Acquisition Pre-Acquisition Post-Acquisition Assets Assets G&A Costs G&A Costs Source: Company filings. Note: Pre-Acquisition Assets reflect the quarter most recently disclosed prior to completion of the acquisition and Post-Acquisition Assets reflect Q3 2016 Annaly assets. Pre-Acquisition G&A Costs reflect the quarter most recently disclosed prior to completion of the acquisition and Post-Acquisition G&A Costs reflect Q3 2016 Annaly G&A less one-time acquisition-related expenses. 88

Operational Excellence Delivering Significant Benefits from Scale

Investment Advantage

- 36 investment product alternatives drive capital allocation optimization
- Ability to underwrite large loans and large securities positions

Risk Advantage

- Portfolio diversification benefits
- Broad spread of risk
- Lower operational risk

Cost Advantage

- Operating leverage driving scale economies
- Low cost operator

Speed Advantage

- Financing flexibility enhances capacity meaningfully
- Operating platform offers automated execution benefits

Market / Industry Leadership

- 16 Consecutive Quarters of $0.30 Dividend
- Strong Financial Performance with Significantly Lower Volatility than mREIT Peers(1)
- Premium Yield with Downside Protection
- Sought after Investment Partner
- Employer of Choice
- Valuation Attractive Given Favorable Performance, Yield and Leverage Profile

(1) mREIT Peers refer to BBREMTG Index as of November 8, 2017.

88

Closing Remarks

Annaly Advantages

Best in class management and stability have led to a 72% cumulative total return since 2014, outperforming yield sectors by at least 15%(1)

Size & Liquidity	***19x*** the size of the median mREIT(2) market cap and over ***$9 billion*** unencumbered assets(3)
Diversification	Current number of available investment options is ***12x higher*** than it was at Annaly's inception, and more than double the number in 2014
Operating Efficiency	***65%*** lower operating expense as a % of assets and ***51%*** lower operating expense as a % equity(4)
Shared Capital	***4 fully scaled*** businesses operating in both cyclical and countercyclical markets = better ***book value protection and earnings stability***
Intellectual Capital	***125+ new hires*** since 2014, including members of senior management

(1) Market data as of November 8, 2017. Yield Sectors include mREITs represented by BBREMTG Index, Utilities represented by the Russell 3000 Utilities Index, MLPs represented by the Alerian MLP Index, Asset Managers represented by the S&P 500 Asset Management and Custody Bank Index, and Banks represented by the KBW Bank Index.
(2) BBREMTG Index as of November 8, 2017.
(3) Company filings as of September 30, 2017. "Unencumbered assets" are representative of Annaly's excess liquidity and are defined as assets that have not been pledged or securitized (including cash and cash equivalents, Agency MBS, CRT, Non-Agency MBS, Residential mortgage loans, MSRs, CRE debt investments, CRE debt and preferred equity held for investment and corporate debt).
(4) Represents Annaly's average operating expense as a percentage of average assets and average equity compared to the BBREMTG Index from 2012 to Q3 2017 annualized. Analysis includes companies in BBREMTG Index with market capitalization above $200mm as of December 31 of each respective year and as of September 30, 2017 for 2017. Operating expense is defined as: (i) for internally-managed peers, the sum of compensation and benefits, general and administrative expenses ("G&A") and other operating expenses, and (ii) for externally-managed peers, the sum of net management fees, compensation and benefits (if any), G&A and other operating expenses.

90

Appendix

Non-GAAP Reconciliations

Unaudited, dollars in thousands except per share amounts

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company provides non-GAAP financial measures. These measures should not be considered a substitute for, or superior to, financial measures computed in accordance with GAAP. These non-GAAP measures provide additional detail to enhance investor understanding of the Company's period-over-period operating performance and business trends, as well as for assessing the Company's performance versus that of industry peers. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP results are provided below.

	For the quarters ended												
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
GAAP to Core Reconciliation													
GAAP net income (loss)	$367,315	$14,522	$440,408	$1,848,483	$730,880	($278,497)	($868,080)	$669,666	($627,491)	$900,071	($476,499)	($658,272)	$354,856
Less:													
Realized (gains) losses on termination of interest rate swaps	-	58	-	55,214	(1,337)	60,064	-	-	-	-	226,462	-	-
Unrealized (gains) losses on interest rate swaps	(56,854)	177,567	(149,184)	(1,430,668)	(256,462)	373,220	1,031,720	(463,126)	822,585	(700,792)	466,202	873,468	(98,593)
Net (gains) losses on disposal of investments	11,552	5,516	(5,235)	(7,782)	(14,447)	(12,535)	1,675	7,259	7,943	(3,833)	(62,356)	(3,420)	(4,693)
Net (gains) losses on trading assets	(154,208)	14,423	(319)	139,470	(162,981)	(81,880)	(125,189)	(42,584)	(108,175)	114,230	6,906	57,454	(4,676)
Net unrealized (gains) losses on investments measured at fair value through earnings	67,492	(16,240)	(23,683)	(110,742)	(29,675)	54,154	(128)	62,703	24,501	(17,581)	33,546	29,520	37,944
Bargain purchase gain	-	-	-	-	(72,576)	-	-	-	-	-	-	-	-
Impairment of goodwill	-	-	-	-	-	-	-	-	-	22,966	-	-	-
Corporate acquisition related expenses[1]	-	-	-	-	46,724	2,163	-	-	-	-	-	-	-
Net (income) loss attributable to non-controlling interests	232	102	103	87	336	385	162	373	197	149	90	196	-
Other non-recurring loss	-	-	-	-	-	-	-	-	-	-	-	-	23,783
Plus:													
TBA dollar roll income[2]	94,326	81,051	69,968	98,896	90,174	79,519	83,189	94,914	98,041	95,845	59,731	-	-
MSR amortization[3]	(16,208)	(17,098)	(14,030)	(27,018)	(21,634)	-	-	-	-	-	-	-	-
Core earnings	$313,647	$259,901	$318,028	$565,940	$309,002	$196,593	$123,349	$329,205	$217,601	$411,055	$254,082	$298,946	$308,621
Less:													
Premium amorization adjustment cost (benefit)	39,899	72,700	17,870	(238,941)	3,891	85,583	168,408	(18,072)	83,136	(79,582)	87,883	31,695	25,992
Core Earnings (excluding PAA)	353,546	332,601	335,898	326,999	312,893	282,176	291,757	311,133	300,737	331,473	341,965	330,641	334,613
GAAP net income (loss) per average common share[4]	$0.31	($0.01)	$0.41	$1.79	$0.70	($0.32)	($0.96)	$0.69	($0.68)	$0.93	($0.52)	($0.71)	$0.36
Core earnings per average common share[4]	$0.26	$0.23	$0.29	$0.53	$0.29	$0.19	$0.11	$0.33	$0.21	$0.41	$0.25	$0.30	$0.31
Core earnings (excluding PAA) per average common share[4]	$0.30	$0.30	$0.31	$0.30	$0.29	$0.29	$0.30	$0.31	$0.30	$0.33	$0.34	$0.33	$0.33
Annualized GAAP return (loss) on average equity	10.98%	0.46%	13.97%	57.23%	23.55%	(9.60%)	(29.47%)	22.15%	(20.18%)	28.00%	(14.41%)	(19.91%)	10.69%
Annualized core return on average equity (excluding PAA)	10.57%	10.54%	10.66%	10.13%	10.09%	9.73%	9.91%	10.30%	9.67%	10.31%	10.34%	10.00%	10.08%

(1) Represents transaction costs incurred in connection with the acquisition of Hatteras Financial Corp.
(2) Represents a component of Net gains (losses) on trading assets.
(3) Represents the portion of changes in fair value that is attributable to the realization of estimated cash flows on the Company's MSR portfolio and is reported as a component of Net unrealized gains (losses) on investments measured at fair value.
(4) Net of dividends on preferred stock, including cumulative and undeclared dividends on the Company's Series F Preferred stock of $8.3 million for the quarter ended September 30, 2017.

92

Non-GAAP Reconciliations *(Cont'd)*

Unaudited, dollars in thousands except per share amounts

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company provides non-GAAP financial measures. These measures should not be considered a substitute for, or superior to, financial measures computed in accordance with GAAP. These non-GAAP measures provide additional detail to enhance investor understanding of the Company's period-over-period operating performance and business trends, as well as for assessing the Company's performance versus that of industry peers. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP results are provided below.

	For the quarters ended												
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Premium Amortization Reconciliation													
Premium amortization expense	$220,636	$251,084	$203,634	($19,812)	$213,241	$265,475	$355,671	$159,720	$255,123	$94,037	$284,777	$198,041	$197,709
Less:													
PAA cost (benefit)	$39,899	$72,700	$17,870	($238,941)	$3,891	$85,583	$168,408	($18,072)	$83,136	($79,582)	$87,883	$31,695	$25,992
Premium amortization expense (excluding PAA)	$180,737	$178,384	$185,764	$219,129	$209,350	$179,892	$187,263	$177,792	$171,987	$173,619	$196,894	$166,346	$171,717
Interest Income (excluding PAA) Reconciliation													
GAAP interest income	$622,550	$537,426	$587,727	$807,022	$558,668	$457,118	$388,143	$576,580	$450,726	$624,277	$519,114	$648,088	$644,579
PAA cost (benefit)	$39,899	$72,700	$17,870	($238,941)	$3,891	$85,583	$168,408	($18,072)	$83,136	($79,582)	$87,883	$31,695	$25,992
Interest income (excluding PAA)	$662,449	$610,126	$605,597	$568,081	$562,559	$542,701	$556,551	$558,508	$533,862	$544,695	$606,997	$679,783	$670,571
Economic Interest Expense Reconciliation													
GAAP interest expense	$268,937	$222,281	$198,425	$183,396	$174,154	$152,755	$147,447	$118,807	$110,297	$113,072	$129,420	$134,512	$127,069
Add:													
Interest expense on interest rate swaps used to hedge cost of funds	78,564	84,252	88,966	92,841	103,100	108,301	123,124	135,267	137,744	139,773	157,332	174,908	169,083
Economic interest expense	$347,501	$306,533	$287,391	$276,237	$277,254	$261,056	$270,571	$254,074	$248,041	$252,845	$286,752	$309,420	$296,152
Economic Net Interest Income (excluding PAA) Reconciliation													
Interest income (excluding PAA)	$662,449	$610,126	$605,597	$568,081	$562,559	$542,701	$556,551	$558,508	$533,862	$544,695	$606,997	$679,783	$670,571
Less:													
Economic interest expense	347,501	306,533	287,391	276,237	277,254	261,056	270,571	254,074	248,041	252,845	286,752	309,420	296,152
Economic net interest income (excluding PAA)	$314,948	$303,593	$318,206	$291,844	$285,305	$281,645	$285,980	$304,434	$285,821	$291,850	$320,245	$370,363	$374,419
Economic Metrics (excluding PAA)													
Interest income (excluding PAA)	$662,449	$610,126	$605,597	$568,081	$562,559	$542,701	$556,551	$558,508	$533,862	$544,695	$606,997	$679,783	$670,571
Average interest earning assets	$89,253,094	$83,427,268	$85,664,151	$84,799,222	$82,695,270	$73,587,753	$74,171,943	$73,178,965	$72,633,314	$75,257,299	$81,896,255	$85,344,889	$84,765,754
Average yield on interest earning assets (excluding PAA)	2.97%	2.93%	2.83%	2.68%	2.72%	2.95%	3.00%	3.05%	2.94%	2.90%	2.96%	3.19%	3.16%
Economic interest expense	$347,501	$306,533	$287,391	$276,237	$277,254	$261,056	$270,571	$254,074	$248,041	$252,845	$286,752	$309,420	$296,152
Average interest bearing liabilities	$76,382,315	$70,486,779	$72,422,968	$72,032,600	$70,809,712	$62,049,474	$62,379,695	$60,516,996	$59,984,298	$63,504,983	$70,137,382	$73,233,538	$72,425,009
Average cost of interest bearing liabilities	1.82%	1.74%	1.59%	1.53%	1.57%	1.68%	1.73%	1.68%	1.65%	1.59%	1.64%	1.69%	1.64%
Net interest spread (excluding PAA)	1.15%	1.19%	1.24%	1.15%	1.15%	1.27%	1.27%	1.37%	1.29%	1.31%	1.32%	1.50%	1.52%
Net interest margin (excluding PAA)	1.47%	1.53%	1.55%	1.53%	1.42%	1.54%	1.54%	1.71%	1.65%	1.70%	1.68%	1.74%	1.77%

93

Endnotes Endnote 1. ? The following spreads are displayed with their representatives: ? Agency Pools spreads—FN 30yr HLB 4.0% Libor OAS. ? ARMs spreads—10/1 5/2/5 3.0% Libor OAS.? Agency DUS—DUS 10/9.5 Spread to Swaps. ? SASB – AAA—rolling average of pricing spread to swaps on most recent 4 deals.? CRT M2—CAS low LTV on-the-run spread to 1mL. ? NPL / RPL Securities—NPL A1. ? Conduit A—CMBS conduit on-the-run spread to swaps.? Conduit BBB— CMBS conduit on-the-run spread to swaps.? MML 2nd Lien—2nd Lien Spread-to-maturity. Endnote 2. ? Note the peers included in Select Peer Groups have been chosen based upon comparative sizes and businesses models. ? Select Agency Peers include: AGNC, ANH, ARR, CMO, CYS. ? Select Resi Credit Peers include: CIM, IVR, MFA, MTGE, NRZ, RWT, TWO. ? Select Commercial Real Estate Peers include: ACRE, ARI, BXMT, GPMT, KREF, LADR, STWD, TRTX. ? Select Middle Market Lending Peers include: ARCC, PNNT, SLRC. Endnote 3. ? This graph is for illustrative purposes only. ? Portfolio credit allocations evenly split between Residential Credit, Commercial Real Estate and Middle Market Lending. ? Illustrative market returns for ROE/Standard Deviation for Fannie Mae 30yr 4.0 High Loan Balance MBS, CRT M2, Commercial 1st Mortgages, and 2nd Lien middle market loans are used as proxies for returns on equity for Agency, Residential Credit, Commercial Real Estate and Middle Market Lending, respectively. ? Levered spread returns are defined by week over week spread changes, multiplied by spread DV01, multiplied by leverage (which for this purpose is calculated as assets divided by equity). ? Standard deviations on levered spread returns are calculated from 1/1/14 through 11/3/17. ? Conduit CMBS spread standard deviations are used as a proxy for commercial 1st mortgages as it represents a similar risk profile and given limited available third party data direct lending data. ? “Liquidity” is defined as: the difference between “maximum leverage” based on observed market haircuts (20x for Agency) and “assumed leverage” (9x for Agency) plus 50bps (which is representative of working capital reserves) divided by the notional balance of total financing. Assumed leverage is equal to maximum leverage for CRE (4.0x), and MML (0.5x). ? “Liquidity target” is defined as the monthly standard deviation of portfolio volatility dividend by the notional balance of total financing. 95